                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ X ]     Preliminary Proxy Statement
[   ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      ROCKWELL INTERNATIONAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      ROCKWELL INTERNATIONAL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).

[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)    Title of each class of securities to which transaction applies:
               -----------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:
               -----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
               -----------------------------------------------------------------

         4)    Proposed maximum aggregate value of transaction:
               -----------------------------------------------------------------

         * Set forth the amount of which the filing fee is calculated and state how it was determined.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

         1)     Amount Previously Paid:
               -----------------------------------------------------------------

         2)     Form, Schedule or Registration Statement No.:
               -----------------------------------------------------------------

         3)     Filing Party:
               -----------------------------------------------------------------

         4)     Date Filed:
               -----------------------------------------------------------------

Notes:

                                           [LOGO]


                                          Letter to
                                          Shareowners
                                          Notice of 1995
                                          Annual Meeting
                                          and
                                          Proxy Statement

Dear Shareowner:

  You are cordially invited to attend the annual meeting of shareowners of the Corporation.

  The meeting will be held at the Doubletree Hotel, Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California, on Wednesday, February 1, 1995, at 10 a.m. At the meeting there will be a current report on the activities of the Corporation followed by discussion and action on the matters described in the Proxy Statement. Shareowners will have an opportunity to comment on or to inquire about the affairs of the Corporation that may be of interest to shareowners generally.

  If you plan to attend the meeting, please complete and return the form enclosed with your proxy or direction card, and an admittance card will be forwarded to you promptly.

  It is sincerely hoped that as many shareowners as can conveniently attend will do so. However, if you cannot attend you will later receive a report to be mailed to all shareowners concerning action taken at the meeting.

Sincerely yours,

Donald R. Beall

Chairman of the Board
and Chief Executive Officer

                       ROCKWELL INTERNATIONAL CORPORATION
          ------------------------------------------------------------
          2201 Seal Beach Boulevard, Seal Beach, California 90740-8250

                  Notice of 1995 Annual Meeting of Shareowners

TO THE SHAREOWNERS OF
ROCKWELL INTERNATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareowners of Rockwell International Corporation will be held at the Doubletree Hotel, Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California, on Wednesday, February 1, 1995, at 10 a.m. (Pacific Standard Time) for the following purposes:

   (a) to elect directors of the Corporation;
   (b) to consider and vote upon a proposal to approve the selection by the Board of Directors of the firm of Deloitte &
       Touche LLP as auditors of the
       Corporation;
   (c) to consider and vote upon a proposal to approve the adoption by the Board of Directors of the 1995 Long-Term
       Incentives Plan;
   (d) to consider and vote upon a proposal to approve the adoption by the Board of Directors of the Directors Stock Plan;
       and
   (e) to transact such other business as may properly come before the meeting.

  Only shareowners of record at the close of business on December 5, 1994, will be entitled to notice of, and to vote at, the meeting.

       By order of the Board of Directors.

                                                          William J. Calise, Jr.
                                                                 Secretary

December 28, 1994

    NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF
             THE ACCOMPANYING PROXY. A RETURN ENVELOPE IS ENCLOSED.

                                Proxy Statement

  The 1995 Annual Meeting of Shareowners of Rockwell International Corporation will be held on February 1, 1995, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This statement and the accompanying proxy, which are first being sent to shareowners on or about December 28, 1994, are furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted as specified therein, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. The proxy may, nevertheless, be revoked prior to its exercise by delivering written notice of revocation to the Secretary of the Corporation, by executing a later dated proxy or by attending the meeting and voting in person.

  It is the Corporation's policy to keep confidential proxy cards, ballots and voting tabulations that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The judges of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

  For shareowners participating in the Automatic Dividend Reinvestment Service, the administering bank will only vote the shares that it holds for the participant's account in accordance with the proxy returned by the participant to the Corporation in respect of the shares of the Corporation which the participant holds of record or in accordance with other written instructions.

VOTING SECURITIES

  On December 5, 1994, the Corporation had outstanding              shares of
Common Stock,             shares of Class A Common Stock,        shares of $4.75
Convertible Preferred Stock, Series A and        shares of $1.35 Convertible
Preferred Stock, Series B. Each holder of Class A Common Stock is entitled to ten votes for each share held and each holder of any of the other voting securities is entitled to one vote for each share held. On December 5, 1994, First Interstate Bank of California, Los Angeles, California, as trustee under the Corporation's Savings Plan for its participating employees, held
            shares of Common Stock and             shares of Class A Common
Stock, representing approximately     % of the total outstanding Common Stock,
    % of the total outstanding Class A Common Stock and     % of the aggregate
voting power of all of the Corporation's outstanding voting securities. Shares held by the trustee on account of each of the participating employees will be voted by the trustee in accordance with written instructions from the participants, and where no instructions are received, as the trustee deems proper.

NOMINEES FOR ELECTION AS DIRECTORS

  It is intended that proxies in the accompanying form will be voted at the meeting for the election to the Board of Directors of the named nominees, all of whom now serve as directors. In accordance with the Board's policy on retirement of directors, Mr. Ross D. Siragusa, Jr., who is a member of the Audit and Environmental Responsibility Committees of the Board, is not standing for re-election. The Board of Directors has amended the By-Laws of the Corporation to decrease to thirteen, effective immediately prior to the Annual Meeting, the number of directors to be elected. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, it is expected that proxies in the accompanying form will be voted for the election of the other nominees named and may be voted for the election of a substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with the By-Laws of the Corporation. Except as otherwise provided in the By-Laws of the Corporation, the directors elected serve until the next annual meeting of shareowners and until their respective successors are elected and qualify.

INFORMATION AS TO
NOMINEES FOR DIRECTORS

  There is shown below for each nominee for director, as reported to the Corporation, the name, age and principal occupation; the position, if any, with the Corporation; the period of service as a director of the Corporation (or a predecessor company); other directorships held; and the committees of the Board of Directors on which the nominee serves.

NOMINEES FOR DIRECTORS

                       DONALD R. BEALL
                       Chairman of the Board
                       and Chief Executive Officer
                       Director Since 1978
                       Age 56

  Mr. Beall was elected to his present position in February 1988 after serving nine years as President and Chief Operating Officer. He joined the Corporation in 1968 and served in a number of senior management positions prior to becoming Executive Vice President in September 1977 and President in February 1979. He is a member of the Board Composition Committee of the Board. Mr. Beall is a director of Amoco Corporation, The Procter & Gamble Company and The Times Mirror Company and a past chairman of the Board of Governors of the Aerospace Industries Association. Among his other activities, he is a trustee of the California Institute of Technology and a member of the University of California-Irvine Board of Overseers and the Board of Visitors of its Graduate School of Management. Mr. Beall is a member of The Business Council, The Business Roundtable, the Chief Executives' Organization and the Council on Competitiveness. He is also a director, trustee or member of a number of other professional and civic organizations.

                       LEW ALLEN, JR.
                       Chairman of the Board,
                       The Charles Stark Draper
                       Laboratory, Inc.,
                       Space and Defense
                       Research
                       Director Since 1991
                       Age 69

  Dr. Allen is a member of the Science and Technology and Environmental and Social Responsibility Committees of the Board. He served as Vice President of the California Institute of Technology and Director of its Jet Propulsion Laboratory from October 1982 through December 1990. Prior thereto he was Air Force Chief of Staff and Director of the National Security Agency. A graduate of West Point, he also holds a doctorate in physics from the University of Illinois. Dr. Allen is Chairman of the Board of The Charles Stark Draper Laboratory, Inc., a member of the National Academy of Engineering and the Council on Foreign Relations and a director of the W. M. Keck Foundation.
- -------------------------------------------------------

                       RICHARD M. BRESSLER
                       Retired Chairman of the
                       Board,
                       El Paso Natural Gas Company,
                       Natural Gas Operations
                       Director Since 1986
                       Age 64

  Mr. Bressler is a member of the Compensation and Management Development and Science and Technology Committees of the Board. He served as Chief Executive Officer of Burlington Northern Inc. from 1980 through 1988. Mr. Bressler retired in October 1990 as Chairman of both Burlington Northern Inc. and Burlington Resources Inc., positions he had held since 1982 and 1989, respectively. He served as Chairman of the Plum Creek Management Company from April 1989 to January 1993. He was Chairman of the El Paso Natural Gas Company from October 1990 through December 1993. Mr. Bressler is a director of H. F. Ahmanson and Company and General Mills, Inc. and is active in a number of business and civic organizations.

                       JOHN J. CREEDON
                       Consultant and Director
                       of Various Corporations;
                       Former President and
                       Chief Executive Officer,
                       Metropolitan Life
                       Insurance Company
                       Director Since 1988
                       Age 70

  Mr. Creedon is a member of the Audit and Environmental and Social Responsibility Committees of the Board. He joined Metropolitan Life in 1942 and was appointed Senior Vice President and General Counsel in 1973. He became an Executive Vice President in 1976, President and a director in 1980, served as Chief Executive Officer from 1983 through August 1989, and then as Chairman of the Executive Committee until April 1991. He is a director of Corporate Partners, Melville Corp., Metropolitan Life Insurance Company, NYNEX Corp., Praxair, Inc., Sonat, Inc. and Union Carbide Corp. He is also a director, trustee or member of a number of business, educational and civic organizations.
- -------------------------------------------------------

                       ROBIN CHANDLER DUKE
                       National Chair, Population
                       Action International
                       International Family Planning
                       Director Since 1977
                       Age 71

  Mrs. Duke is Chairman of the Environmental and Social Responsibility Committee and a member of the Compensation and Management Development and Board Composition Committees of the Board. Her service as a director was interrupted from 1979 into 1981. Mrs. Duke is Chairman of Population Action Inter-national. She was previously a writer for the New York Journal
American, a registered representative on the New York Stock Exchange and a Vice Chairman of the Institute of International Education. Mrs. Duke serves as a director of the American Home Products Corp., International Flavors & Fragrances, Inc. and River Bank America.
- --------------------------------------------------------

                       JUDITH L. ESTRIN
                       Computer Industry Consultant;
                       Former President and
                       Chief Executive Officer,
                       Network Computing Devices, Inc.,
                       Display Stations and Software for
                       Network Computing Environments
                       Director Since 1994
                       Age 40

  Ms. Estrin joined Network Computing Devices in July 1988 as Executive Vice President and served as President and Chief Executive Officer from October 1993 into September 1994. In 1981 she co-founded Bridge Communications, serving initially as Vice President, Engineering and subsequently as Executive Vice President. Following the acquisition of Bridge by 3Com Corp. in September 1987, she served as Senior Vice President and General Manager of 3Com's Bridge Communications Division. Prior to her affiliation with Bridge, she was Engineering Manager of the General Systems Division of Zilog Inc. A graduate of UCLA, Ms. Estrin also holds an M.S.E.E. degree from Stanford University. She also serves as a director of Federal Express Corp.
- -------------------------------------------------------

                       WILLIAM H. GRAY, III
                       President and
                       Chief Executive Officer
                       United Negro College Fund
                       Educational Assistance
                       Director Since 1994
                       Age 53

  Mr. Gray is a member of the Environmental and Social Responsibility and Science and Technology Committees of the Board. He has been President of the United Negro College Fund since September 1991 and senior minister, Bright Hope Baptist Church in Philadelphia since 1972. He served in Congress from 1979 to 1991, as House Majority Whip, Chair of the Democratic Caucus and the House Budget Committee and on the House Appropriations Committee. In addition, he has taught at St. Peter's College and Temple University. Mr. Gray is a director of Chase Manhattan Corp., Lotus Development Corp., MBIA, Inc., Prudential Insurance Co. of America, Union Pacific Corp., Warner-Lambert Co. and Westinghouse Electric Corp.

                       JAMES CLAYBURN LA FORCE, JR.
                       Dean Emeritus,
                       John E. Anderson
                       Graduate School of
                       Management, University of
                       California, Los Angeles
                       Director Since 1980
                       Age 66

  Dr. La Force is a member of the Audit, Environmental and Social Responsibility and Science and Technology Committees of the Board. After joining the UCLA faculty as an Assistant Professor of Economics in 1962, he became an Associate Professor in 1967 and a full Professor in 1971. He was Chairman, Department of Economics, from 1969 until 1978, and Dean, John E. Anderson Graduate School of Management from 1978 until June 1993. He is a director of The BlackRock Funds, Eli Lilly & Company, Imperial Credit Industries, Inc., Jacobs Engineering Group, Inc., Payden & Rygel Investment Trust, Provident Investment Council Mutual Funds, Shearson VIP Fund and The Timken Company.
- -------------------------------------------------------

                       WILLIAM T. MCCORMICK, JR.
                       Chairman of the Board and
                       Chief Executive Officer,
                       CMS Energy Corporation,
                       Diversified Electric and
                       Gas Company Director
                       Since 1989
                       Age 50

  Mr. McCormick is a member of the Audit and Science and Technology Committees of the Board. He has been Chairman of the Board and Chief Executive Officer of CMS Energy Corporation since November 1985. Before joining CMS, he had been Chairman and Chief Executive Officer of American Natural Resources Company
and Executive Vice President and a director of its parent corporation, The Coastal Corporation. Mr. McCormick is a director of NBD Bancorp, Inc. and Schlumberger Ltd. and, among his other activities, serves as a director of the American Gas Association, the Edison Electric Institute and the National Petroleum Council.
- -------------------------------------------------

                       JOHN D. NICHOLS
                       Chairman and Chief
                       Executive Officer,
                       Illinois Tool Works Inc.,
                       Engineered Components
                       and Industrial Systems
                       and Consumables
                       Director Since 1988
                       Age 64

  Mr. Nichols is a member of the Compensation and Management Development and Science and Technology Committees of the Board. He joined Illinois Tool Works in 1980 as Executive Vice President, was named President, Chief Operating Officer and a director in 1981, Chief Executive Officer in 1982 and Chairman of the Board in 1986. He was previously Executive Vice President and Chief Operating Officer of Aerojet-General Corporation from 1969 through 1979. Mr. Nichols is a director of Household International, Philip Morris Companies Inc. and Stone Container Corp. He serves as an Overseer of Harvard University and a trustee of a number of cultural and business organizations.
- -------------------------------------------------------

                       BRUCE M. ROCKWELL
                       Senior Vice President,
                       First of Michigan
                       Corporation,
                       Investment Banking
                       Director Since 1969
                       Age 55

  Mr. Rockwell is Chairman of the Science and Technology Committee and a member of the Compensation and Management Development and Board Composition Committees of the Board. He joined First of Michigan Corporation in 1961 and in 1965 was appointed Assistant Vice President and manager of the bond underwriting department. In 1967, Mr. Rockwell was elected Vice President and in 1983 was elected Senior Vice President-Fixed Income. He assumed his present position in April 1988. Mr. Rockwell is past chairman of the Municipal Advisory Council of Michigan and past President of the Bond Club of Detroit. He also serves as a Board member of a number of civic and community organizations.

                       WILLIAM S. SNEATH
                       Retired Chairman of the Board
                       and Chief Executive Officer,
                       Union Carbide Corporation,
                       Chemicals and Other Products
                       Director Since 1979
                       Age 68

  Mr. Sneath is Chairman of the Compensation and Management Development and Board Composition Committees and a member of the Audit Committee of the Board. He joined Union Carbide Corporation in 1950, was elected Treasurer in 1961, became a Vice President and Chief Financial Officer in 1965, a director in 1969 and President and Chief Operating Officer in 1971. Mr. Sneath served as Chairman of the Board and Chief Executive Officer of Union Carbide from January 1977 through December 1981. Mr. Sneath is a director of Union Carbide Corporation and Metropolitan Life Insurance Company and is a member of The Business Council.
- -------------------------------------------------------

                       JOSEPH F. TOOT, JR.
                       President and
                       Chief Executive Officer,
                       The Timken Company,
                       Tapered Roller Bearings
                       and Specialty Steel
                       Director Since 1977
                       Age 59

  Mr. Toot is Chairman of the Audit Committee and a member of the Compensation and Management Development and Board Composition Committees of the Board. He joined The Timken Company in 1962 and served in various senior executive positions until his election as Vice President-International Operations in 1967. Mr. Toot became a director of Timken in 1968, was elected Executive Vice President in 1973, President in 1979 and Chief Executive Officer in 1992. Mr. Toot is a vice president of the Associates of The Harvard Business School. In addition, he has served various community, charitable and philanthropic organizations.

BOARD OF DIRECTORS AND COMMITTEES

  The business of the Corporation is managed by or under the direction of the Board of Directors. The Board has established several committees whose principal functions are briefly described below. In the 1994 fiscal year, the Board held eight meetings. Average attendance by incumbent directors at Board and Committee meetings was 94% and all of the directors attended 75% or more of the meetings of the Board and the Committees on which they served except Mr. Bressler, who attended 64% of such meetings.

  The Audit Committee is composed of six non-employee directors. Among its functions, it reviews the scope and effectiveness of audits of the Corporation by the independent public accountants and by the Corporation's internal auditors; selects and recommends to the Board of Directors the employment of independent public accountants for the Corporation, subject to approval of the shareowners; reviews the audit plans of the independent public accountants and the Corporation's internal auditors; reviews and approves the fees charged by the independent public accountants; reviews the Corporation's annual financial statements before their release; reviews the adequacy of the Corporation's system of internal controls and recommendations of the independent public accountants with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; and monitors compliance by the employees of the Corporation with the Corporation's standards of business conduct policies. The Committee met four times during the 1994 fiscal year.

  The principal functions of the Board Composition Committee are to consider and recommend to the Board qualified candidates for election as directors of the Corporation, including recommendations as to the slate of director nominees submitted to the shareowners at the annual meeting, and periodically to prepare and submit to the Board for adoption the Committee's selection criteria for director nominees. The Committee, which is composed of four non-employee directors and Mr. Beall, met twice during the 1994 fiscal year. Shareowners wishing to recommend candidates for consideration by the Committee can do so by writing to the Secretary of the Corporation at its corporate office in Pittsburgh, Pennsylvania, giving the candidate's name, bio-graphical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

  The six members of the Compensation and Management Development Committee are non-employee directors and are ineligible to participate in any of the plans or programs which are administered by the Committee except the Directors Stock Plan. The principal functions of the Compensation and Management Development Committee are to evaluate the performance of the Corporation's senior executives and plans for management succession and development, to consider the design and competitiveness of the Corporation's compensation plans, to review and approve senior executive compensation and to administer the Corporation's Incentive, Deferred Compensation, Stock Option and Long-Term Incentives Plans pursuant to the terms of the respective plans. The Committee met four times during the 1994 fiscal year.

  The Environmental and Social Responsibility Committee, which is composed of seven non-employee directors, reviews and assesses the Corporation's policies and practices in the following areas: employee relations, with emphasis on equal employment opportunity and advancement; the protection and enhancement of the environment and energy resources; product integrity and safety; employee health and safety; and community and civic relations including programs for and contributions to health, educational, cultural and other social institutions. The Committee met three times during the 1994 fiscal year.

  The principal function of the Science and Technology Committee, which is composed of six non-employee directors, is to review and monitor science and technological activities of the Corporation. The Committee met twice during the 1994 fiscal year.

  During the 1994 fiscal year, non-employee directors of the Corporation received an annual retainer of $33,000 for Board service, together with a retainer for service on each Board committee at the annual rate of $1,500 through December 31, 1993 and thereafter at the annual rate of $4,000 ($5,000 for Chairmen) for service on the Audit and Compensation Committees and $2,000 ($3,000 for Chairmen) for service on any other Board committee. Each director (except Ms. Estrin, who was first elected a director in September 1994) also received a grant of 400 shares of Common Stock immediately after the 1994 Annual Meeting of Shareowners. Ms. Estrin received a grant of 200 shares of Common Stock on November 2, 1994. In addition, during the part of the fiscal year before December 31, 1993, non-employee directors received a fee of $1,000 for each Board meeting attended and a fee of $900 ($1,200 for Chairmen) for each committee meeting attended. The average retainer and attendance fees paid or deferred to non-employee directors for the 1994 fiscal year was $60,348 (including valuing the stock grant at $41.125 per share, the closing price on the date the shares were issued). Under the terms of the directors' deferred compensation plan, a director may elect to defer all or part of the cash payment of retainer and meeting fees until such time as shall be specified, with interest on deferred amounts accruing quarterly at 120% of the federal long-term rate set each month by the Secretary of the Treasury (prior to July 1, 1994, at the prime interest rate).

  Under the directors' retirement policy, the Corporation enters into consulting agreements with retired directors who had at least five years of Board service and had not been employees of the Corporation during the ten years prior to retirement. The consulting agreements provide an annual fee equal to the Board retainer fee and continue for the lesser of ten years (or if less, the number of years of Board service of a director who retires before age 72) or life.

CERTAIN TRANSACTIONS AND OTHER RELATIONSHIPS

  The Corporation and its subsidiaries during the 1993 fiscal year had sales and purchase transactions in the normal course of business with unaffiliated companies with which some of the Corporation's directors are associated in their principal occupations in the following approximate amounts: purchases of $244,000 from and sales of $1,085,000 to CMS Energy Corporation; purchases of $707,000 from and sales of $87,000 to Illinois Tool Works Inc.; and purchases of $37,202,000 from The Timken Company.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

  The following table shows the beneficial ownership, reported to the Corporation as of November 30, 1994, of the Corporation's Common Stock and Class A Common Stock, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options, conversions of securities or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act, of each director, each executive officer listed in the table on page 10 and, as a group, of such persons and other executive officers. No member of the group is the beneficial owner of any of the Corporation's Preferred Stock.

                                                              Beneficial Ownership on November 30, 1994
                                           --------------------------------------------------------------------------------
                                                 Common                        Class A                      Total
                                           ------------------------     -----------------------     -----------------------
                                                         Percent of                  Percent of                  Percent of
                  Name                     Shares(1)      Class(2)      Shares(1)     Class(2)      Shares(1)     Class(2)
                  ----                     ---------     ----------     ---------    ----------     ---------    ----------
Lew Allen, Jr...........................      1,600(3)        --              --          --          1,600(3)        --
Donald R. Beall.........................           (4:5:6)   0.3                (4:5:6)  0.3               (4:5:6)   0.3
Richard M. Bressler.....................      1,400           --              --          --          1,400           --
John J. Creedon.........................      3,405           --              --          --          3,405           --
Robin Chandler Duke.....................      3,284           --           2,884          --          6,168           --
Judith L. Estrin........................        200           --              --          --            200           --
William H. Gray, III....................        605           --              --          --            605           --
James Clayburn LaForce, Jr..............      1,100(3)        --              --          --          1,100(3)        --
William T. McCormick, Jr................      5,400           --              --          --          5,400           --
John D. Nichols.........................      1,900           --              --          --          1,900           --
Bruce M. Rockwell.......................     16,458           --          38,300(7)      0.1         54,758(7)        --
Ross D. Siragusa, Jr....................     76,908(8)        --         135,597(8)      0.3        212,505(8)       0.1
William S. Sneath.......................      2,200           --             800          --          3,000           --
Joseph F. Toot, Jr......................      5,475           --           4,925          --         10,400           --
Kent M. Black...........................           (4:5)     0.1                (4:5)    0.1               (4:5)     0.1
Don H. Davis, Jr........................           (5)        --                (5)       --               (5)        --
Charles H. Harff........................           (4:5)     0.1                (4)       --               (4:5)     0.1
Sam F. Iacobellis.......................           (4:5:9)   0.1                (4:9)    0.1               (4:5:9)   0.1
All of the above and other executive
  officers as a group (31 persons)......           (3:4:5)   1.1                (3:4:5)  1.4               (3:4:5)   1.1

- ---------
(1) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2) The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned (where such percentage exceeds 0.1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act, except that the Common shares owned and the related percentages do not include Class A shares convertible into Common shares.

(3) Includes shares held jointly, or in other capacities, as to which in some cases beneficial ownership is disclaimed.

(4) Includes shares held under the Corporation's Savings Plan as of November 30, 1994.

(5) Includes shares which may be acquired upon the exercise of outstanding stock options as follows: 565,030, 361,000, 156,000, 183,000, 272,000 and
    2,708,800 Common shares for Messrs. Beall, Black, Davis, Harff, Iacobellis and the group, respectively, and 5,030, 8,000 and 36,950 Class A shares for Messrs. Beall, Davis and the group, respectively.

(6) Includes shares, as to which beneficial ownership is disclaimed, as follows:
    206,028 Common shares (including 190,000 shares underlying stock options) and 3,468 Class A shares held as trustee under four trusts for the benefit of family members and 10,000 Common shares owned by the Beall Family Foundation, of which Mr. Beall is President and a director.

(7) Includes 10,000 Class A shares held in a trust, of which Mr. Rockwell is a successor trustee and one of the beneficiaries and as to which he disclaims beneficial ownership except to the extent of the portion, if any, that may ultimately be distributed to him.

(8) Includes 6,427 Common shares and 6,427 Class A shares owned by GameTime Inc., of which Mr. Siragusa is President and a principal shareowner.

(9) Includes 73,250 Common shares (including 72,000 shares of underlying stock options) and 1,250 Class A shares, as to which beneficial ownership is disclaimed, held by or for the benefit of Mr. Iacobellis' family members.

EXECUTIVE COMPENSATION

  There is shown below information concerning the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended September 30, 1994, 1993 and 1992, of those persons who were (i) the chief executive officer at any time during fiscal 1994, (ii) the other four most highly compensated executive officers of the Corporation at September 30, 1994 and (iii) any other persons who were executive officers at any time during fiscal 1994 and would have been included under clause (ii) if they had remained executive officers at September 30, 1994 (the Named Officers):

                                                    SUMMARY COMPENSATION TABLE
                                                                                                              All Other
                                          Annual Compensation                    Long-Term Compensation     Compensation(1)
                                ---------------------------------------------    ----------------------     ---------------
                                                                                  Awards(2)     Payouts
                                                                                  ---------     -------
                                                                    Other           Stock      Long-Term
                                                                   Annual          Options     Incentive
 Name and Principal Position    Year     Salary     Bonus(3)    Compensation      (Shares)     Payouts(4)
 ---------------------------    ----     ------     --------    -------------     ---------    ----------
Donald R. Beall...............  1994    $815,000   $               $               190,000     $      -0-      $  57,745
  Chairman of the Board         1993     815,000    900,000         12,784         240,000      3,493,694        133,433
  & Chief Executive Officer     1992     787,917    610,000          5,529         320,000            -0-         49,180
Kent M. Black.................  1994     545,833                                    92,000            -0-         36,341
  Executive Vice President      1993     506,491    420,000         18,178         115,000      1,686,611         84,102
  & Chief Operating Officer     1992     480,000    310,000         13,503         154,000            -0-         31,370
Don H. Davis, Jr..............  1994     440,000                                    80,000                         8,927
  Senior Vice President         1993     358,750    287,718         11,216          35,000        409,605          8,812
  & President--Automation       1992     325,000     82,550          7,750          45,000            -0-          8,812
Charles H. Harff..............  1994     385,000                                    50,000            -0-         23,558
  Senior Vice President,        1993     360,000    300,000         16,802          60,000        915,589         35,403
  General Counsel & Secretary   1992     332,500    240,000         10,285          77,000            -0-         21,701
Sam F. Iacobellis.............  1994     493,000                                    72,000            -0-         31,092
  Executive Vice President      1993     469,667    340,000         16,406          90,000      1,445,666         61,346
  & Deputy Chairman             1992     448,500    290,000         10,854         120,000            -0-         32,262
  for Major Programs

- ---------

(1) Amounts contributed or accrued for fiscal years 1994, 1993 and 1992 for the Named Officers (other than Mr. Davis for fiscal years 1993 and 1992) under the Corporation's Savings Plan and the related supplemental savings plan and amounts contributed for Mr. Davis under Allen-Bradley's Employee Savings Plan for Salaried Employees for fiscal years 1994, 1993 and 1992.

(2) Although the Corporation's Long-Term Incentives Plans permit grants of restricted stock and freestanding stock appreciation rights, no grants of those incentives have been made.

(3) Amounts awarded under the Incentive Compensation Plan and, for Mr. Davis for fiscal years 1993 and 1992, under Allen-Bradley's Management Incentive Plan, for the respective fiscal years, even if deferred.

(4) Cash and market value of Common Stock paid in respect of performance units granted under the Corporation's 1988 Long-Term Incentives Plan for a three-year performance period ended September 30, 1993 and for Mr. Davis for performance units granted to him under Allen-Bradley's Supplementary Performance Unit Plan for the three-year performance periods ended September 30, 1994 and 1993. No payments were made in respect of a three-year performance period ended September 30, 1992 since the established performance objectives were not met.

OPTION GRANTS

  Shown below is further information on grants to the Named Officers of stock options pursuant to the 1988 Long-Term Incentives Plan during the fiscal year ended September 30, 1994, which are reflected in the Summary Compensation Table on page 10. No stock appreciation rights were granted under that Plan during fiscal 1994.

                                                                                                          Grant Date
                                         Individual Grants                                                   Value
- ---------------------------------------------------------------------------------------------------       ----------
                                          Number of
                                         Securities      Percentage of
                                         Underlying      Total Options
                                           Options        Granted to      Exercise or
                                           Granted       Employees in     Base Price     Expiration       Grant Date
                Name                     (Shares)(1)      Fiscal 1994     (Per Share)       Date       Present Value(2)
                ----                     -----------      -----------     -----------    ----------    ----------------
Donald R. Beall......................      190,000            8.8%          $ 34.00       12/1/03         $1,649,200
Kent M. Black........................       92,000            4.3%            34.00       12/1/03            798,560
Don H. Davis, Jr.....................       80,000            3.7%            34.00       12/1/03            694,400
Charles H. Harff.....................       50,000            2.3%            34.00       12/1/03            434,000
Sam F. Iacobellis....................       72,000            3.3%            34.00       12/1/03            624,960

- ---------

(1) All options granted to the Named Officers were granted on December 1, 1993 and first became exercisable December 1, 1994.

(2) These values are based on the Black-Scholes option pricing model which produces a per option share-value of $8.68 using the following assumptions and inputs: options exercised after 7 1/2 years, weighted five-year prior stock price volatility and dividend yield of 0.1851 and 3.28%, respectively, and an interest rate of 6.99% which was the zero coupon 7 1/2-year Treasury bond rate at time of grant. The actual value, if any, the executive officer may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.

  The Black-Scholes option pricing methodology, on which the present value of the stock options granted to the Named Officers is based, attempts to portray the value of an option at the time of grant. While the options have no value if the stock price does not increase, were the $8.68 present value of the options converted into a future stock price at the end of the 7 1/2-year period when it is assumed the options would be exercised, the shareowners of the approximately 221,130,000 shares outstanding on the grant date of those options (assuming that number of shares remains outstanding) would realize aggregate appreciation of $3,187.8 million compared to aggregate appreciation on the options of $7.0 million for the Named Officers (assuming that they held their options or the shares acquired on exercise thereof for the whole 7 1/2-year period).

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is information with respect to (i) exercises by the Named Officers during fiscal 1994 of options to purchase the Corporation's Common Stock or Class A Common Stock granted under the 1988 Long-Term Incentives Plan and the 1981 Incentive Stock Option Plan for Key Employees and (ii) the unexercised options to purchase the Corporation's Common Stock or Class A Common Stock granted in fiscal 1994 and prior years under the 1988 Long-Term Incentives Plan, the 1979 Stock Plan for Key Employees and the 1981 Incentive Stock Option Plan for Key Employees to the Named Officers and held by them at September 30, 1994.

                                                            Number of Unexercised               Value of Unexercised
                                                               Options Held At                In-the-Money Options At
                                Shares                        September 30, 1994               September 30, 1994(1)
                               Acquired       Value      ----------------------------       ----------------------------
           Name              on Exercise     Realized    Exercisable    Unexercisable       Exercisable    Unexercisable
           ----              ------------    --------    -----------    -------------       -----------    -------------
Donald R. Beall...........        --             --        570,060         190,000(2)        $3,195,510       $47,500(2)
Kent M. Black.............      10,060       $180,091      269,000          92,000            1,465,625        23,000
Don H. Davis, Jr..........       4,000         41,250       84,000          80,000              535,375        20,000
Charles H. Harff..........       4,000         50,000      133,000          50,000              704,750        12,500
Sam F. Iacobellis.........      10,000        192,500      200,000          72,000(2)         1,046,250        18,000(2)

- ---------

(1) Based on the closing price on the New York Stock Exchange--Composite Transactions of the Corporation's Common Stock on that date ($34.25).
(2) Held as trustee under trusts for family members and therefore beneficial interest in these options is disclaimed.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation and Management Development Committee of the Board of Directors, which consists entirely of non-employee Directors (see page 8), has furnished the following report on executive compensation:

COMPENSATION PHILOSOPHY AND OBJECTIVES

  Under the Committee's supervision, the Corporation has developed and implemented compensation policies, plans and programs intended to "pay for performance" through meeting three fundamental objectives:

  - foster the creation of shareowner value through close alignment of the financial interests of executives with those of the Corporation's shareowners

  - recognize individual and team performance through evaluation of each executive's effectiveness in meeting strategic and operating plan goals

  - pay competitively to attract, retain and motivate the high caliber of executives necessary for the Corporation's continuing leadership in the diverse markets it serves

  The Committee believes this sharp focus on "pay for performance" enhances shareowner value creation as it:

  - challenges each of the Corporation's businesses to reach their full potential through achieving leadership market positions and improving long-term financial performance

  - rewards performance and motivates management to develop new products, invest in new technologies and take the management actions--focused on promoting teamwork, organizational effectiveness, streamlining and empowerment--essential to assure quality, reduced product cycle times and enhanced customer responsiveness

  The Committee reports to the Board of Directors following each meeting of the Committee on the substance of its discussion, data considered and action taken.

EMPLOYEE STOCK OWNERSHIP

  The Committee believes the focus on "pay for performance" is further sharpened by aligning closely the financial interests of the Corporation's key executives with those of the shareowners. Accordingly, in July 1993 it adopted the following minimum Ownership Guidelines (multiple of base salary):

                              COMMON STOCK
                              MARKET VALUE
                              -------------
  - Chief Executive Officer         8
  - Executive Vice Presidents       5
  - Major Business Unit Heads
    and Senior Vice
    Presidents                      3
  - Other Business Unit Heads
    and other senior
    executives                     1.5

  Only shares owned directly or through the Corporation's Savings Plan, but not shares subject to unexercised stock options, are considered for determining whether an executive meets the Guidelines. At November 30, 1994, the
executives subject to the Guidelines owned an aggregate of           shares of
the Corporation's Common Stock, with an aggregate market value of $            .
The ownership by   % of the executives already meets the Guidelines. Executives who do not meet the Guidelines are expected to do so within five years after the date the Guidelines are applicable to them or within eight years in case of a significant promotion.

COMPONENTS OF THE CORPORATION'S
COMPENSATION PLANS

  - Strategy--In order to carry out its "pay for performance" philosophy, the Committee sets base salaries generally somewhat below the median of other major U.S. industrial companies, and provides opportunity for above-median compensation through the Corporation's annual and long-term incentive plans which depend heavily on corporate, business unit and individual performance. The Committee considers the total compensation (earned or potentially available) of each of the Named Officers and the other senior executives in establishing each element of compensation. For the Named Officers, base compensation in a period of acceptable performance (both by the individual and the Corporation) would constitute about 20 to 30%, annual incentives about 20 to 30%, and long-term incentives about 40 to 55% of total compensation.

  In its deliberations, the Committee reviews data from industry, peer group and national surveys of other major U.S. industrial companies. The surveys used by the Corporation provide reference data on large samples of industrial companies participating in national surveys that include 35 (71%) of the companies (in addition to the Corporation) included in the S&P High Technology Composite Index, a group of 12 diversified large industrial companies, four of which are included in such Index, that the Corporation believes compete with its businesses, and a group of 25 large industrial companies, six of which (in addition to the Corporation) are included in such Index, that through compensation consultants share relevant data. In addition, the Committee reviews data on a less frequent basis from a group of 15 diversified large industrial companies, eight of which are included in such Index. In determining the components of compensation based in part on survey and peer-company data, the Committee also considers the performance of other companies whose data is included in such surveys.

  The Committee periodically is advised by independent compensation consultants concerning the Corporation's compensation programs in comparison to those of other companies which the consultants believe compete with the Corporation for executive talent.

  Internal Revenue Code Section 162(m), enacted in 1993 and first applicable to the Corporation for its fiscal year ending September 30, 1995, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid in that year to its chief executive officer or any of its other four most highly compensated executive officers unless the compensation is "performance based" as defined in that section. Grants of stock options, on which the Corporation principally relies to provide long-term incentive compensation to the officers to whose compensation this provision might apply, are considered "performance based" compensation. Since the Committee retains discretion to fix the specific amounts of base salaries and annual incentive compensation for these officers, those elements would not qualify as "performance based" compensation for these purposes.

Accordingly, to avoid loss of the tax deduction, the Committee has adopted a formal policy whereby any portion of the base, incentive or other compensation of any person whose compensation is subject to the limitation on deductibility under Section 162(m) exceeds one million dollars shall be deferred until the executive's retirement or other termination of employment.

  - Base Salary--In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and the senior human resources executive and approves, with any modifications it deems appropriate, an annual salary plan for the Corporation's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Corporation's human resources staff under the ultimate direction of the Chief Executive Officer based on the survey data and consultants' reports described above and performance judgments as to the past and expected future contributions of the individual senior executives.

  - Annual Incentives--Near the beginning of each fiscal year, the Committee reviews with the Chief Executive Officer the Corporate Goals and Objectives for that year, including measurable financial return and shareowner value creation objectives as well as long-term leadership goals that in part require more subjective assessments. Principal 1994 financial goals included increasing earnings per share above fiscal 1993 and achieving a return on equity of not less than 19%. Shareowner value goals for 1994 included achieving a total return (stock price appreciation and dividends) exceeding a composite of the peer companies selected by the Corporation, making substantial investments in advanced technologies and products through company-sponsored research and development, and utilizing inter-business sharing of competencies, technology, product development and facilities to achieve added leverage for competitive advantage. The Corporation's long-term goals encompass its many initiatives to enhance shareowner value described above under Compensation Philosophy and Objectives.

  After the end of the year, performance against the Corporate Goals and Objectives is evaluated and the results are considered by the Compensation Committee in awarding annual incentive compensation (see "Bonus" in the table on page 10) to corporate executives who were not directly responsible for the management of a business unit. Individual awards to members of the senior management group, including the Named Officers other than the Chief Executive Officer, are determined by the Committee after reviewing with the Chief Executive Officer the recommended awards, taking into account the contributions made and the levels of responsibility of each of the participants. While the Committee believes achievement of the financial, shareowner value and long-term leadership goals are each important, it accords greater significance to the first two in determining the total amount available for annual incentive payments.

  The incentive compensation for executives responsible for the management of business units is determined by the extent to which the respective business unit achieves goals established at the beginning of each year tailored to the particular business unit. For two of the business units, the measure is performance profit before taxes; for one of the units, it is determined by year-over-year sales growth and current-year return on sales, measured through a performance matrix; and for six of the businesses, the measure is based 65% on performance profit before taxes and 35% on the achievement of strategic goals established at the beginning of the year. Achievement of established targets is intended to provide incentive compensation at or above 100% of competitive levels; and these business unit plans include significant upward and downward leverage dependent on performance. In fiscal year 1994, executives of two of the units, which did not meet their objectives, earned only one-fourth of competitive annual incentive compensation while seven business units ranged between 99% and 200% of competitive incentive compensation levels since their performance met or exceeded established goals. Within each business unit, the amount earned by that unit under its plan is allocated among individual executives based on levels of responsibility and an assessment of their individual performance by the business unit President in consultation with the Chief Operating Officer to which the business unit reports and the senior human resources executive.

  The amount available for annual incentives is determined for the Corporation's senior executives and other key management under the Corporation's Incentive Compensation Plan or, for key

Allen-Bradley executives, under Allen-Bradley's Management Incentive Plan. Under the Corporation's Plan, the addition to the incentive fund for a fiscal year cannot exceed either the aggregate amount of dividends declared on the Corporation's outstanding stock during the year or an aggregate amount computed by adding 2% of the first $100 million of the applicable net earnings (defined as net income, before provision for domestic and foreign taxes based on income, of the Corporation and its consolidated subsidiaries) for the year, and 3% of the next $50 million of such earnings, and 4% of the next $25 million of such earnings, and 5% of the balance of such earnings. Generally the Committee makes awards under the Corporation's Plan in an aggregate amount well below the amount available thereunder. Under Allen-Bradley's Management Incentive Plan, the amount available for each Allen-Bradley executive's annual incentive is determined by an arithmetic formula based on Allen-Bradley's annual sales growth and return on sales; and actual awards are made upon assessment of the same factors as for other business unit plans.

  - Long-Term Incentives--The Corporation's 1988 Long-Term Incentives Plan provides the flexibility to grant long-term incentives in a variety of forms, including performance units, stock options, stock appreciation rights and restricted stock.
Annually the Committee evaluates the type of long-term incentive it believes is most likely to achieve the Corporation's total compensation objectives.

  Since fiscal 1992, the Committee has granted stock options to both the Corporation's senior and middle management groups. In fiscal 1993 and 1994, the Committee also established performance unit plans covering most of the Corporation's business units and providing long-term compensation opportunities that depend on achieving goals measured for each unit by its earnings and return on assets. The Committee also approved a new three-year performance period under Allen-Bradley's supplementary performance plan under which potential compensation is measured by achieving levels of sales growth and return on sales set by the Committee for each three fiscal year performance cycle.

  In determining the grants of stock options to the individual senior management group, including the Named Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account relevant survey data and the respective scope of accountability, strategic and operational goals, and anticipated contributions of each of the members of the senior management group. In both 1992 and 1993, the long-term incentives for Mr. Davis were provided one-half through stock option grants and one-half through participation in the Allen-Bradley supplementary performance plan. The presidents of other business units for which performance unit plans have been established also were afforded one-half of their long-term incentive opportunities under those plans and one-half through stock options, with the other key executives of those units participating only in the business unit plans.

  Prior to 1992, performance units were granted to senior management, generally for three-year performance cycles having cumulative earnings per share targets that determined the extent to which units were earned. Those grants produced significant long-term compensation for periods when performance objectives were fully or substantially met, including the three-year performance period covering fiscal years 1991-1993 for which performance units were granted in fiscal 1991 (see "Long-Term Compensation--Payouts" in the table on page 10). For the three-year performance period ended September 30, 1992, there was no payout under either the Corporation's or Allen-Bradley's plan as the minimum performance objectives were not met.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  In July 1993 the Committee considered Mr. Beall's base salary which had been in effect since March 1992. Without committing itself as to the timing of a future increase, it recognized Mr. Beall's expressed desire that an increase should not be authorized before March 1995 so that his total annual compensation would be more dependent on annual incentive compensation tied to the Committee's assessment of the Corporation's performance.

  In November 1994, the Board of Directors adopted Corporate Governance Guidelines which provide for annual assessment by the Board, in executive session without the Chief Executive Of-ficer's participation, of that officer's performance. The Guidelines also provide for the Board's action on the Chief Executive Officer's compensation following recommendations by the Committee. In recommending Mr. Beall's annual incentive compensation for 1994, the Committee took into account a number of factors the sum total of which it believed demonstrated unusually successful leadership. The Committee particularly considered that the Corporation substantially met or exceeded each of its financial return and shareowner value creation goals and made significant progress on each of its long-term leadership objectives. The Committee viewed these as significant achievements in a year that saw further contraction of defense spending, weak markets--some domestic, some foreign--for several of the Corporation's businesses, and successful downsizing and restructuring actions while concurrently committing necessary talent and resources to the long-term development of the Corporation's businesses. The Committee also took into account Mr. Beall's personal dedication to assuring that throughout the Corporation there is a clear commitment to customer responsiveness, quality, integrity and employment of the advanced management practices that are essential to long-term leadership of the Corporation's businesses and the enhancement of shareowner value. In December 1994, the Board in executive session received a report of the Committee as to its evaluation of Mr. Beall's performance and its recommendations, which the Board approved, of incentive compensation for Mr. Beall for the 1994 fiscal year.

  In determining the number of options granted to Mr. Beall for future long-term incentives, the Committee took into account levels of option grants based on data from several surveys of other major U.S. industrial companies (his grant was slightly below the median of the companies surveyed according to one survey and slightly above the median according to another) advice of independent compensation consultants, data as to long-term compensation (e.g., options, restricted stock, performance plans) from selected peer companies, information on his total compensation and historical information regarding his long-term compensation opportunities, together with the Committee's perception of Mr. Beall's past and expected future contributions to the Corporation's achievement of its long-term performance goals.

                             Compensation Committee
William S. Sneath, Chairman                                      John D. Nichols
Richard M. Bressler                                            Bruce M. Rockwell
Robin Chandler Duke                                          Joseph F. Toot, Jr.

SHAREOWNER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the cumulative total shareowner return on the Corporation's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P High Technology Composite Index for the period of five fiscal years which commenced October 1, 1989 and ended September 30, 1994, assuming in each case a fixed investment of $100 at the respective closing prices on September 30, 1989 and reinvestment of all dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
   ROCKWELL COMMON, S&P COMPOSITE-500 & S&P HIGH TECHNOLOGY COMPOSITE INDICES

 MEASUREMENT PERIOD                   ROCKWELL                       S&P HIGH
(FISCAL YEAR COVERED)                  COMMON     S&P 500 INDEX     TECH. COMP.
1989                                    100             100             100
1990                                    107.94           90.69           85.92
1991                                    121.10          119.06          105.44
1992                                    120.86          132.18           107.4
1993                                    175.96          147.81          129.55
1994                                    172.05          153.26          150.90

- ---------
                    FISCAL YEAR ENDED SEPTEMBER 30
* THE CUMULATIVE TOTAL RETURNS ON ROCKWELL COMMON STOCK AND EACH INDEX AS OF EACH SEPTEMBER 30, 1990-1994 PLOTTED IN THE ABOVE GRAPH ARE AS FOLLOWS:


                                                                       1990       1991       1992       1993       1994
                                                                       ----       ----       ----       ----       ----

  Rockwell Common..................................................   $107.94    $121.10    $120.86    $175.96    $172.05
  S&P 500 Index....................................................     90.69     119.06     132.18     147.81     153.26
  S&P High Tech Comp. .............................................     85.92     105.44     107.40     129.55     150.90

  Closing market price at fiscal year end..........................     24.38      26.50      25.50      36.00      34.25
  Dividends per common share during fiscal year ended
    September 30...................................................      0.80       0.86       0.92       0.96       1.02

RETIREMENT PLANS

  The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated, under the Corporation's retirement plans which cover most officers and other salaried employees on a non-contributory basis. Such benefits reflect a reduction to recognize in part the Corporation's cost of Social Security benefits related to service for the Corporation. The Corporation's plans also provide for the payment of benefits to an employee's surviving spouse or other beneficiary.

    Average                                   Estimated Annual Retirement Benefits for Years of Service Indicated
     Annual                               ---------------------------------------------------------------------------
    Earnings                              10 Years     15 Years     20 Years     25 Years     30 Years      35 Years
    --------                              --------     --------     --------     --------     --------      --------
   $  300,000  ........................   $ 78,894     $118,341     $125,537   $  132,733   $  139,929     $  147,125
      500,000  ........................    132,227      198,341      210,537      222,733      234,929        247,125
      700,000  ........................    185,560      278,341      295,537      312,733      329,929        347,125
      900,000  ........................    238,894      358,341      380,537      402,733      424,929        447,125
    1,100,000  ........................    292,227      438,341      465,537      492,733      519,929        547,125
    1,300,000  ........................    345,560      518,341      550,537      582,733      614,929        647,125
    1,500,000  ........................    398,894      598,341      635,537      672,733      709,929        747,125
    1,700,000  ........................    452,227      678,341      720,537      762,733      804,929        847,125
    1,900,000  ........................    505,560      758,341      805,537      852,733      899,929        947,125
    2,100,000  ........................    558,894      838,341      890,537      942,733      994,929      1,047,125
    2,300,000  ........................    612,227      918,341      975,537    1,032,733    1,089,929      1,147,125

  Covered compensation includes salary and annual bonus. The calculation of retirement benefits under the plans generally is based upon average earnings for the highest five consecutive years of the ten years preceding retirement.

  The credited years of service for Messrs. Beall, Black, Davis, Harff and Iacobellis are 26, 33, 32, 10 and 42, respectively.

  Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Corporation has supplemental plans which authorize the payment out of general funds of the Corporation of any benefits calculated under provisions of the applicable retirement plan which may be above the limits under these sections.

SELECTION OF AUDITORS

  The directors of the Corporation have selected the firm of Deloitte & Touche LLP, as the auditors of the Corporation subject to the approval of the shareowners. Deloitte & Touche, and its predecessors, have acted for the Corporation as auditors since 1934.

  Before the Audit Committee recommended to the full Board the appointment of Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing.

  The amount of the fees for audit and tax services performed by Deloitte & Touche LLP for the Corporation relating to the 1994 fiscal year was approximately $8.0 million. Representatives of Deloitte & Touche LLP, are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

PROPOSAL TO APPROVE THE
1995 LONG-TERM INCENTIVES PLAN

  A proposal will be presented to the meeting to approve the Corporation's 1995 Long-Term Incentives Plan (the Plan) which was adopted by the Board of Directors (with Mr. Beall, the only director eligible to participate in the Plan, not voting) on November 2, 1994, subject to approval by the shareowners of the Corporation. The complete text of the Plan is set forth in Exhibit A to this Proxy Statement, and shareowners are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit A.

  The Plan would replace the Corporation's 1988 Long-Term Incentives Plan (the 1988 Plan), which has been previously adopted by the shareowners of the Corporation.

  The new Plan is intended to continue to provide flexibility in adapting compensation of key employees to changes in the Corporation's business and in competitive compensation practices, as well as changes in pertinent tax and accounting provisions. The Plan would have the effect of increasing the shares available for grant of stock options or restricted stock and for earned performance awards.

  The purpose of the Plan is to foster creation of and enhance shareowner value by linking the compensation of officers and other key employees to increases in the price of the Corporation's stock or by offering the incentives of long-term monetary rewards to key employees of the Corporation or its business units directly linked to their contribution to shareowner value, thus providing means by which persons of outstanding abilities can be attracted, motivated and retained. The Plan is designed to permit the Corporation to make different types of grants to meet competitive conditions and changing circumstances.

  The Plan authorizes the issuance or transfer of an aggregate of 16 million shares of Common Stock of the Corporation (Shares), provided that the total number of Shares as to which grants may be made under the Plan in any one fiscal year may not exceed 1 1/2% of the total outstanding and treasury shares. As of November 30, 1994, the closing price of the Common Stock as reported in the New York Stock Exchange--Composite
Transactions was $     .

  As of November 30, 1994, options to purchase      Shares were outstanding
under the 1988 Plan, no performance units were outstanding under the 1988 Plan
and   units were outstanding under supplementary performance plans for key employees of Allen-Bradley with respect to performance periods ending September 30, 1995 and 1996 as authorized by the 1988 Plan. In addition, payment was made on December 7, 1994 with respect to units granted under supplementary performance plans for a three-year performance period ending September 30, 1994.
As of November 30, 1994,   Shares were available for grants under the 1988 Plan,
  of which were granted to eligible employees on December 7, 1994. The balance of those shares remain available for payments in respect of outstanding performance units under supplementary performance plans. In addition, as of
November 30, 1994, options to purchase      Shares were outstanding under the
Corporation's 1979 Stock Plan for Key Employees and 1981 Incentive Stock Option Plan for Key Employees. No further options may be granted under those two plans.

  If the Plan is approved by shareowners, no subsequent grants of performance units, stock options or restricted stock will be made under the 1988 Plan. Outstanding performance units under supplementary performance plans with respect to performance periods not complete will remain eligible for payment in accordance with the 1988 Plan, outstanding stock options and stock appreciation rights under the 1988 Plan, the 1979 Plan and the 1981 Plan will remain exercisable in accordance with their terms, and stock appreciation rights related to outstanding stock options may be granted under any of those plans.

  The Plan will be administered by the Compensation and Management Development Committee (the Committee), consisting of three or more members of the Board of Directors who are not eligible to participate in the Plan. In order to meet the requirements of Internal Revenue Code Section 162(m), however, all grants under the Plan will be made by a Grant Committee consisting of those members of the Committee who are "outside directors" as defined for purposes of that section and regulations thereunder. In addition, the Board of Directors has authority to perform all functions of the Committee and the Grant Committee under the Plan.

  The persons to whom grants are made under the Plan (Participants) will be selected from time to time by the Grant Committee in its sole discretion from among corporate officers and other key employees of the Corporation and its subsidiaries and affiliates. In selecting Participants and determining the type and amount of their grants, the Grant Committee may consider recommendations of the Chief Executive Officer of the Corporation and will take into account such factors as the Participant's level of responsibility, performance, performance potential, level and type of compensation and potential value of grants under the Plan.

  The Plan permits grants to be made from time to time as performance units, nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock. In addition, the Plan authorizes establishment of supplementary performance plans applicable to one or more business units of the Corporation.

  Since it is within the discretion of the Grant Committee to determine which employees will receive grants under the Plan and the type and amount thereof, these matters cannot be specified at present. It is presently contemplated, however, that approximately 450 employees will be eligible to participate in performance plans established for various business units of the Corporation pursuant to the Plan, and approximately 625 employees, including Mr. Beall and the other Named Officers, will be eligible to receive grants of stock options, stock appreciation rights and restricted stock under the Plan. It is presently expected that executive officers, including Mr. Beall, would not initially participate in performance plans under the Plan unless an executive officer's principal accountability is the management of a single business unit.

  It is not intended that the Plan would deprive the Board of Directors and the responsible officers of the Corporation of their authority to pay sales commissions or make arrangements for other types of bonuses or incentive payments.

  While the benefits that would have been received by or allocated to employees eligible to receive grants under the Plan in fiscal 1994 if it had been in effect in that year cannot be determined precisely, the following information on grants and awards under the 1988 Plan may be generally indicative of those benefits. Set forth below is information on grants of stock options to purchase Shares pursuant to the 1988 Plan and awards of Shares in payment of earned performance units under the 1988 Plan and supplementary performance plans thereunder during the fiscal year ended September 30, 1994 to (i) the Named Officers, (ii) the Named Officers and all other executive officers as a group,
(iii) nonexecutive directors as a group and (iv) employees (other than executive officers) as a group.

                                           SHARES                     SHARES AWARDED
                                         UNDERLYING                    IN PAYMENT OF
                                          OPTIONS                    PERFORMANCE UNITS
                                          GRANTED        GRANT       EARNED FOR 3 YEAR      AWARD
                                         IN FISCAL       DATE           CYCLE ENDED          DATE
          NAME AND POSITION                 1994       VALUE(1)           9/30/93          VALUE(2)
          -----------------             ----------   -----------    -----------------    ----------
Donald R. Beall.......................      190,000   $ 1,649,200          51,002         $1,746,818
  Chairman of the Board &
  Chief Executive Officer
Kent M. Black.........................       92,000       798,560           -0-                -0-
  Executive Vice President &
  Chief Operating Officer
Don H. Davis, Jr......................       80,000       694,400           3,118            106,792
  Executive Vice President &
  Chief Operating Officer
Charles H. Harff......................       50,000       434,000           -0-                -0-
  Senior Vice President,
  General Counsel & Secretary
Sam F. Iacobellis.....................       72,000       624,960           -0-                -0-
  Executive Vice President &
  Deputy Chairman for Major Programs
All Executive Officers as a Group.....      533,500     4,630,780          69,900          2,394,075
All Non-Executive Directors as a
  Group...............................        -0-           -0-             -0-                -0-
All Employees (Other Than Executive
  Officers) as a Group................    1,623,600    14,092,848          32,181          1,102,199

- ---------
(1) Valued under the Black-Scholes option pricing methodology described on page 11.
(2) Valued at the closing market price at the end of the week prior to the meeting at which the Committee determined the part of the payment for performance units to be made in shares.

PERFORMANCE PLANS

  The Plan authorizes the establishment by the Committee of performance plans applicable to the Corporation or one or more of its business components. Each such plan must include provision for establishment of performance cycles (ending no later than September 30, 2005) of not less than three fiscal years and establishment of a performance measure and performance objectives based on criteria selected by the Committee for the Corporation or the affected business component and may provide for adjustment (up or down) of the performance objectives or modification of the performance measure, or both, if the Committee (or with its approval, the person or committee delegated to administer any plan except insofar as it relates to any executive officer) determines that conditions, involving changes in the economy, changes in law or government regulations, changes in generally accepted accounting principles or material acquisitions or divestitures, warrant. The Committee may authorize the Corporation's Chief Executive Officer to approve the definitive terms and conditions of any performance plan, including the employees or categories of employees eligible to participate in each performance plan, but the Committee's authorization is required for participation by any of the Corporation's executive officers in a performance plan. Potential awards under performance plans will be expressed as cash amounts and will be paid in cash unless the Committee decides that payment should be in Shares or a combination of Shares and cash.

STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK

  The Plan authorizes grants to Participants of stock options, which may be either incentive stock options eligible for special tax treatment or nonqualified stock options, stock appreciation rights and restricted stock.

  Under the provisions of the Plan authorizing the grant of stock options, (a) the option price may not be less than the fair market value of the Shares at the date of grant, (b) the aggregate fair market value (determined as of the date the option is granted) of the Shares for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000, (c) stock options generally may not be exercised prior to one year nor after ten years from the date of grant and generally become exercisable in three approximately equal installments on the first, second and third anniversaries of the date of grant, and (d) at the time of exercise of a stock option the option price must be paid in full in cash or in Shares or in a combination of cash and Shares. If a participant who holds an outstanding stock option or stock appreciation right dies, the Plan permits the exercise thereof within three years of the date of death and even if it were not exercisable at such date. The Plan permits the Committee to make determinations as to exercisability upon other termination of a Participant's employment.

  The Plan permits the grant of stock appreciation rights related to a stock option (a tandem SAR), either at the time of the option grant or thereafter during the term of the option, or the grant of stock appreciation rights separate and apart from the grant of an option (a freestanding SAR). Tandem SAR's permit an optionee, upon exercise of such rights and surrender of the related option to the extent of an equivalent number of Shares, to receive a payment equal to the excess of the fair market value (on the date of exercise) of the portion of the option so surrendered over the option price of such Shares. Freestanding SARs entitle the grantee, upon exercise of such rights to receive a payment equal to the excess of the fair market value (on the date of exercise) of all or part of a designated number of Shares over the fair market value of such Shares on the date such rights were granted. Such payment may be made in Shares (valued on the basis of the fair market value of the Shares on the date of exercise of the stock appreciation rights), or in cash or partly in cash and partly in Shares, as the Committee may determine.

  Under the Plan, the Grant Committee may also grant Shares subject to specified restrictions (restricted stock) to Participants in the Plan. Grants of restricted stock are subject to forfeiture if the grantee does not continue as an employee of the Corporation or a subsidiary or affiliate (i) for a period of three years or longer, as may be specified by the Grant Committee, from the grant date, or (ii) until performance criteria specified by the Grant Committee are met, except that in the event of a grantee's death, or retirement under a retirement plan of the Corporation after age 62 or becoming entitled to an unreduced benefit under the applicable retirement plan, before the end of the restricted period, the grantee's heirs or the grantee will be entitled to the Shares. In the case of a grantee whose employment terminates for any other reason before the end of the restricted period, the Committee, taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may waive the forfeiture of all or a portion of those Shares of restricted stock granted. During the restricted period, Shares of restricted stock have all the attributes of outstanding Shares, except that certificates for such Shares and dividends thereon are delivered to and held by the Corporation for the grantee's account. As and to the extent that Shares of restricted stock are no longer subject to forfeiture, certificates therefor and any dividends related thereto withheld by the Corporation, together with interest thereon as determined by the Board of Directors, are delivered to the grantee.

  Under the Plan, stock options, freestanding SARs and restricted stock may not be granted after September 30, 2005, but tandem stock appreciation rights may be granted with respect to outstanding stock options granted before that date.

TAX MATTERS

  The following is a brief summary of advice received from counsel to the Corporation regarding the principal federal income tax consequences of benefits under the Plan under present law and regulations:

  (a) Payments under Performance Plans. Any cash and the fair market value of any Shares received as payments under performance plans established in accordance with the Plan will constitute ordinary income to the employee in the year in which paid, and the Corporation will be entitled to a deduction in the same amount.

  (b) Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to the Corporation or the optionee. An optionee will not realize taxable income, and the Corporation will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the Shares acquired over the option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the Shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss realized on the subsequent disposition of the Shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Corporation will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income.

  (c) Nonqualified Stock Options. The grant of a nonqualified stock option will not result in any immediate tax consequences to the Corporation or the optionee. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income, and the Corporation will be entitled to a deduction, equal to the difference between the option price and the fair market value of the Shares acquired at the time of exercise.

  (d) Stock Appreciation Rights. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any Shares received will constitute ordinary income to the grantee. The Corporation will be entitled to a deduction in the same amount and at the same time.

  (e) Restricted Stock. An employee normally will not realize taxable income upon an award of restricted stock, and the Corporation will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the employee will realize ordinary income in an amount equal to the fair market value of the Shares at that time, plus the amount of the dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to realize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. The Corporation will be entitled to a deduction in the same amount and at the same time as the employee realizes income.

OTHER

  During the period that stock appreciation rights are outstanding, the Corporation will accrue as an expense the amount, if any, by which the fair market value of the Shares as to which stock appreciation rights are expected to be exercised exceeds the exercise price of any related option Shares or the fair market value on the date of grant of the designated number of Shares for freestanding SARs.

  Under various proposals being considered for adoption by the Financial Accounting Standards Board, publicly held issuers would be required to accrue compensation expense in respect of stock options granted to employees. The Corporation's management believes that the amounts of compensation expense it would be required to accrue if any of these proposals were adjusted would not have a material effect on the Corporation's financial statements.

  In the event any change in or affecting Shares occurs, the Board of Directors may make appropri-ate amendments to or adjustments in the Plan or grants made thereunder, including changes in the number of Shares which may be issued or transferred under the Plan and the number of Shares and price per Share subject to outstanding options and stock appreciation rights.

  In order to maintain the rights of participants in the event of a change of control of the Corporation, the Plan provides that unless prior to the occurrence of such a change the Board of Directors shall have determined otherwise by vote of at least two-thirds of its members, all performance cycles (except those under performance plans that do not provide for a change of control contingency) not then complete shall be deemed completed, the respective performance objectives shall be deemed to have been attained and all potential awards granted with respect thereto shall be deemed to have been fully earned; all outstanding stock options and stock appreciation rights then outstanding shall become fully exercisable whether or not otherwise then exercisable; and the restrictions on all Shares granted as restricted stock would lapse. A change of control is deemed to occur under the same circumstances as provided in
Article III, Section 15(I)(1) of the Corporation's By-Laws, which provision was approved by the shareowners at the 1987 Annual Meeting.

  The Board of Directors may at any time amend, suspend or terminate the Plan or grants made thereunder. It may not, however (except in making amendments and adjustments in the event of changes in or affecting Shares) (i) without the consent of the person affected, cancel or reduce any grant theretofore made other than as provided for or contemplated in the agreement evidencing the grant or (ii) without the approval of shareowners, change the class of persons eligible to receive incentive stock options under the Plan, increase the number of Shares that may be issued or transferred under the Plan, reduce the option exercise price of any stock option below the fair market value of the Shares covered thereby at the date of grant or decrease the forfeiture period for any restricted stock below that permitted under the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL, WHICH IS PRESENTED AS ITEM (C).

PROPOSAL TO APPROVE DIRECTORS STOCK PLAN

  A proposal will be presented to the meeting to approve the Corporation's Directors Stock Plan (the Directors Plan) which was adopted by the Board of Directors on November 2, 1994, subject to approval of the shareowners of the Corporation. The complete text of the Directors Plan is set forth in Exhibit B to this Proxy Statement, and shareowners are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit B.

  The purpose of the Directors Plan is to link a portion of the compensation of non-employee directors directly with the interests of the shareowners. If approved by shareowners, the Directors Plan would become effective at the time of such approval and supersede a similar plan adopted by the Board of Directors effective January 1, 1994. The first awards under the Directors Plan would be made immediately following the meeting.

  Participation in the Directors Plan is limited to directors who are not employees of the Corporation or any of its subsidiaries. An aggregate of 75,000 shares of Common Stock of the Corporation (Shares) may be issued or transferred under the Directors Plan, subject to appropriate adjustment in the event of any change in or affecting Shares, including but not limited to stock dividends, stock splits and recapitalizations.

  If the Directors Plan is approved by shareowners, the grants of 400 Shares to be made to each non-employee director elected at each annual meeting of shareowners will be made under the Directors Plan beginning with grants immediately after the 1995 Annual Meeting. In addition, each non-employee director elected at a meeting of the Board would receive immediately after that meeting an award of 400 Shares if elected after an annual meeting and prior to May 1; 300 Shares if elected between May 1 and July 31; 200 Shares if elected between August 1 and October 31; and 100 Shares if elected between November 1 and the next annual meeting. Directors are encouraged to hold shares granted until their Board service ends, and shares awarded under the Directors Plan may not in any event be sold, transferred or otherwise disposed of for a period of six months after receipt (except in the case of death or disability of the director).

  The Directors Plan will be administered by the Compensation and Management Development Committee of the Board of Directors, consisting of three of more members of the Board. The Board of Directors may amend the Directors Plan in any respect, provided that no amendment may be made without shareowner approval that would materially (i) increase the maximum number of Shares available for issuance under the Directors Plan (other than adjustments to reflect changes in or affecting Shares), (ii) increase the benefits accruing to participants under the Directors Plan, or (iii) modify the requirements as to eligibility for participation in the Directors Plan. Award provisions of the Directors Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or regulations under either of those statutes. The Board of Directors also has authority to terminate the Directors Plan at any time.

  Counsel to the Corporation has advised that the principal Federal income tax consequences of benefits under the Directors Plan under present law and regulations are that the fair market value of Shares awarded to a director thereunder will constitute ordinary income to the director recognized for Federal income tax purposes six months after the effective date of award unless the director makes an election under Section 83(b) of the Internal Revenue Code to recognize that income on the effective date of the award. The director's holding period for tax purposes, including determining whether any gain or loss on the Shares is long or short term, will begin on the date that income is recognized. The Corporation will be entitled to a deduction equal to the income recognized by the director on the date of recognition.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL, WHICH IS PRESENTED AS ITEM (D).

VOTE REQUIRED

  The 13 nominees for election as directors at the 1995 Annual Meeting of Shareowners who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Corporation's Common Stock, Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as one class, entitled to vote at the meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the voting power of the Corporation's Common Stock, Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as one class, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the action proposed in items (b) through (d) of the accompanying Notice of 1995 Annual Meeting of Shareowners.

  Under Delaware law and the Corporation's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all shareowners present in person or represented by proxy at the meeting, whether those shareowners vote "for", "against" or abstain from voting (including broker non-votes), will be counted for purposes of determining the minimum number of affirmative votes required for approval of items (b) through (d) and the total number of votes cast "for" that matter will be counted for purposes of determining whether sufficient affirmative votes have been cast. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting or a broker non-vote on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors (assuming a quorum is present) and has the same legal effect as a vote "against" any other matter even though the shareowner or interested parties analyzing the results of the voting may interpret such a vote differently.

OTHER MATTERS

  The Board of Directors does not know of any other matters which may be presented at the meeting. In the event of a vote on any matters other than those referred to in items (a) through (d) of the accompanying Notice of 1995 Annual Meeting of Shareowners, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies. The Corporation contemplates sending to all shareowners after the meeting a report of the action taken at the meeting.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Corporation's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Corporation believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1994.

ANNUAL REPORT

  The Corporation's annual report to shareowners, including financial statements, for the fiscal year ended September 30, 1994, has previously been mailed to shareowners.

1995 SHAREOWNER PROPOSALS

  To be eligible for inclusion in the Corporation's proxy statement, shareowner proposals for the 1996 Annual Meeting of Shareowners must be received at the Corporation's corporate office, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3123, on or before August 30, 1995.

EXPENSES OF SOLICITATION

  The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by a few regular employees of the Corporation without additional compensation. The Corporation does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                                                               December 28, 1994

                                                                       EXHIBIT A

                       ROCKWELL INTERNATIONAL CORPORATION
                         1995 LONG-TERM INCENTIVES PLAN

1.  PURPOSE

  The purpose of the 1995 Long-Term Incentives Plan is to foster creation of and enhance Rockwell shareowner value by linking the compensation of officers and other key employees of the Corporation to increases in the price of Rockwell stock or by offering the incentives of long-term monetary rewards to key employees of Rockwell or its business units directly linked to their contribution to the creation of Rockwell shareowner value, thus providing means by which persons of outstanding abilities can be attracted, motivated and retained.

2.  DEFINITIONS

  For the purpose of the Plan, the following terms shall have the meanings set forth below:

  (a) Board of Directors. The Board of Directors of Rockwell.

  (b) Committee. The Compensation and Management Development Committee designated by the Board of Directors from among its members who are not eligible to receive a Grant under the Plan or a grant under a Performance Plan.

  (c) Corporation. Rockwell and those of its subsidiary corporations or affiliates designated by the Committee to participate in the Plan.

  (d) Employees. Officers and other key employees of the Corporation, but not directors who are not also employees of the Corporation.

  (e) Executive Officer. An Employee who is an executive officer of Rockwell as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or any successor provision.

  (f) Fair Market Value. The closing price of the Common Stock of Rockwell as reported in the New York Stock Exchange -- Composite Transactions on the date of a determination (or on the next preceding day such stock was traded if it was not traded on the date of a determination).

  (g) Grant. A grant made pursuant to the Plan by the Grant Committee to an Employee in the form of Options, Stock Appreciation Rights or Restricted Stock.

  (h) Grant Committee. The Committee excluding those members of the Committee who are not at the time any Grant is made "outside directors" as defined for purposes of Section 162(m) and regulations thereunder.

  (i) Option. An option to purchase Shares granted to an Employee by the Grant Committee pursuant to Section 5 or 8 of the Plan.

  (j) Participant. Any Employee to whom a Grant is made for so long as that Grant remains outstanding.

  (k) Performance Cycle. Any period of three or more consecutive fiscal years of Rockwell established for Rockwell or a designated business component under a Performance Plan.

  (l) Performance Measure. Criteria established to serve as a measure of performance of Rockwell or a designated business component during a Performance Cycle under a Performance Plan.

  (m) Performance Objectives. Levels of achievement, related to the Performance Measure, established as goals for a Performance Cycle to be used in determining whether and to what extent grants under a Performance Plan shall be deemed to be earned.

  (n) Performance Plan. A performance plan applicable to Rockwell or one or more business components of the Corporation authorized pursuant to Section 4 of the Plan.

  (o) Plan. This 1995 Long-Term Incentives Plan.

  (p) Restricted Period. The period (i) not less than three years or (ii) until achievement of performance goals specified at the time of Grant by the Grant Committee with respect to a Grant of Restricted Stock during which the Shares are subject to forfeiture if the grantee does not continue as an Employee.

  (q) Restricted Stock. Shares subject to conditions prescribed by the Committee under Section 7 of the Plan.

  (r) Rockwell. Rockwell International Corporation.

  (s) Section 162(m). Section 162(m) of the Internal Revenue Code, as amended, or any successor provision.

  (t) Shares. Shares of Common Stock of Rockwell.

  (u) Stock Appreciation Right. A Right granted to an Employee by the Grant Committee pursuant to Section 6 or 8 of the Plan (i) in conjunction with all or any part of any Option, which entitles the Employee, upon exercise of such Right, to surrender such Option, or any part thereof, and to receive a payment equal to the excess of the Fair Market Value, on the date of such exercise, of the Shares covered by such Option, or part thereof, over the purchase price of such Shares pursuant to the Option (a Tandem Stock Appreciation Right) or (ii) separate and apart from any Option, which entitles the Employee, upon exercise of such Right, to receive a payment measured by the increase in the Fair Market Value of a number of Shares designated by such Right from the date of grant of such Right to the date on which the Employee exercises such Right (a Freestanding Stock Appreciation Right).

  (v) Supplementary Stock Plan. A supplementary stock plan applicable to Employees subject to the tax laws of one or more countries other than the United States authorized pursuant to Section 8 of the Plan.

3.  PLAN ADMINISTRATION

  (a) The Grant Committee shall determine the Employees to whom Grants are made, the number of Shares or Stock Appreciation Rights to be subject to each Grant and the Restricted Period for any Grant of Restricted Stock.

  (b) The Committee shall exercise all other responsibilities, powers and authority relating to the administration of the Plan not reserved to the Board of Directors.

  (c) The Board of Directors reserves the right, in its sole discretion, to exercise or authorize another committee or person to exercise some of or all the responsibilities, powers and authority vested in the Committee and the Grant Committee under the Plan.

  (d) In making their determinations with respect to Grants under the Plan or grants under any Performance Plan, the Grant Committee and the Committee may consider recommendations of the Chief Executive Officer of Rockwell and shall take into account such factors as the Employee's level of responsibility, performance, performance potential, level and type of compensation and potential value of Grants.

4.  PERFORMANCE PLANS

  (a) The Committee may authorize Performance Plans applicable to Rockwell or one or more business components of the Corporation on such terms and conditions, not inconsistent with the Plan, and applicable to such Employees or categories of Employees as the Committee shall determine. In connection with its authorization of any Performance Plan, the Committee may authorize Rockwell's Chief Executive Officer to approve the definitive terms and conditions of that Performance Plan, including but not limited to the Employees or categories of Employees to which that Performance Plan shall apply and the committee or person who shall be delegated authority to administer that Performance Plan, except that authorization by the Committee shall be required for participation by any Executive Officer in any Performance Plan. Each Performance Plan shall include provision for: (i) establishment of Performance Cycles of not less than three consecutive fiscal years for each designated business component (and Rockwell if a Performance Plan applicable to it should be authorized), provided that no Performance Cycle shall begin later than September 30, 2005 and only one Performance Cycle for Rockwell or any designated business component shall begin with any one fiscal year; (ii) establishment of a Performance Measure and Performance Objectives for each Performance Cycle established for Rockwell and each designated business component; and (iii) approval by the Committee of any grants thereunder to any Executive Officer. In addition, a Performance Plan may but need not provide for (x) grants under such Performance Plan with respect to a Performance Cycle to be made at any time during the Performance Cycle, provided that any grant made after the first fiscal year of the

Performance Cycle shall provide for a pro-rated award; (y) adjustment (up or down) of the Performance Objectives or modification of the Performance Measure (or both) for any designated business component for a Performance Cycle if the Committee (or with the Committee's approval, the committee or person delegated to administer the Performance Plan except insofar as it relates to any Executive Officer) determines that conditions, including but not limited to changes in the economy, changes in laws or government regulations, changes in generally accepted accounting principles, or acquisitions or dispositions determined by the Committee to be material, so warrant; and (z) a Change-of-Control contingency similar to Section 13(f) of the Plan.

  (b) Potential awards granted to participating Employees under Performance Plans shall be expressed as cash amounts (whether in currency or in units having a currency equivalent) and shall be paid in accordance with determinations of the Committee. Payments shall be in cash unless the Committee determines to make payment to one or more named participating Employees in Shares or a combination of cash and Shares. Any payment which is made in cash may be made in a lump sum, in installments or on a deferred basis. Any payment which is made in Shares shall be valued at the Fair Market Value on the last trading day of the week preceding the day of issuance or transfer of the Shares. No grant under a Performance Plan shall bear interest except as may be determined by the Committee in respect of payments made in installments or on a deferred basis.

  (c) If and to the extent an award under a Performance Plan for any Performance Cycle becomes payable to a participating Employee whose compensation is subject to the limitation on deductibility under Section 162(m) for the applicable year and the amount of that award when combined with all base, incentive or other compensation of such Employee for the applicable year which constitutes "applicable employee remuneration," as defined for purposes of Section 162(m), would exceed the limitation of Section 162(m)(1), the amount payable pursuant to the Performance Plan in excess of that limitation, whether payable in cash, Shares or a combination of both, may in the sole discretion of the Grant Committee be deferred until and paid on the first business day of the calendar year following the Corporation's fiscal year in which such Employee's employment by the Corporation terminates. The certificates for any Shares to which a participating Employee will become entitled in respect of a payment deferred pursuant to this paragraph and any dividends that may be paid in cash or otherwise on those Shares shall be delivered to and held by Rockwell until the end of the period for which such payment is deferred. At that time, those Shares and dividends and any cash payment deferred pursuant to this paragraph shall be delivered to the Employee, together with interest on the amount of cash dividends and any such cash payment so delivered computed at the same rate and in the same manner as interest credited from time to time under Rockwell's Deferred Compensation Plan.

5. OPTIONS

  The Grant Committee may grant from time to time to Employees, Options which may be incentive stock options (as defined in Section 422 of the Internal Revenue Code), nonqualified stock options, or both, to purchase Shares on terms and conditions determined by the Committee, consistent with the provisions of the Plan, including the following:

  (a) The purchase price of the Shares subject to any Option shall not be less than the Fair Market Value on the date the Option is granted.

  (b) Each Option may be exercised in whole or in part from time to time during such period as the Option shall specify; provided, however, that if the Committee does not establish a different exercise schedule at or before the date of grant of an Option, the Option shall become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the Option is granted; and provided, further, that no Option shall be exercisable prior to one year (except as provided in Section 9(c) or 13(f)) nor after ten years from the date of the grant thereof.

  (c) Each Option may provide for related Stock Appreciation Rights.

  (d) The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares for which any Employee may be granted incentive stock options which are exercisable for the first time in any calendar year under all plans of the Corporation and any parent or subsidiary of the Corporation shall not exceed $100,000 (or such other amount as may be fixed as the maximum amount permitted by Section 422(d) of the Internal Revenue Code, as amended, or any successor provision). The Grant Committee shall grant incentive stock options only to employees of Rockwell or a corporation which is a subsidiary of Rockwell within the meaning of Section 425(f) of the Internal Revenue Code.

  (e) The purchase price of the Shares with respect to which an Option or portion thereof is exercised shall be payable in full in cash or in Shares or in a combination of cash and Shares. The value of any Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

6.  STOCK APPRECIATION RIGHTS

  (a) The Grant Committee may grant Tandem Stock Appreciation Rights to an Employee either at the time of grant of an Option or at any time thereafter during the term of an Option. A Tandem Stock Appreciation Right shall be exercisable only when and to the extent that the related Option is exercisable.

  (b) The Grant Committee may grant from time to time to Employees, Freestanding Stock Appreciation Rights on terms and conditions determined by the Committee, consistent with the provisions of the Plan.

  (c) The payment to which the grantee of a Stock Appreciation Right is entitled upon exercise thereof may be made in Shares valued at Fair Market Value on the date of exercise, or in cash or partly in cash and partly in Shares, as the Committee may determine.

  (d) Upon exercise of a Tandem Stock Appreciation Right and surrender of the related Option or part thereof, such Option, to the extent surrendered, shall not thereafter be exercisable, and the Shares covered by the surrendered Option shall not again be available for Grants pursuant to the Plan, or awards under a Performance Plan.

  (e) Upon exercise of a Freestanding Stock Appreciation Right, any Shares delivered in payment thereof shall not again be available for Grants pursuant to the Plan, or awards under a Performance Plan.

7.  RESTRICTED STOCK

  The Grant Committee may grant from time to time to Employees, Shares of Restricted Stock on terms determined by the Committee, consistent with the provisions of the Plan, including the following:

  (a) The Grant Committee shall specify a Restricted Period and may specify performance or other criteria for each Grant of Restricted Stock, and the Shares of Restricted Stock granted shall be forfeited if the grantee does not continue as an Employee throughout the Restricted Period, or if and to the extent the specified performance or other criteria are not met during the Restricted Period, except as otherwise provided in Section 9(a), 9(b) or 13(f).

  (b) Shares of Restricted Stock granted to an Employee shall have all the attributes of outstanding Shares, except that certificates for such Shares and any dividends that may be paid in cash or otherwise thereon shall be delivered to and held by Rockwell. As and to the extent that Shares of Restricted Stock are no longer subject to forfeiture, certificates therefor and any dividends related thereto held by Rockwell shall be delivered to the Employee. There shall also be paid to the Employee at such time interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest credited from time to time under Rockwell's Deferred Compensation Plan.

8.  SUPPLEMENTARY STOCK PLANS

  (a) The Committee may authorize Supplementary Stock Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Options, Stock Appreciation Rights, Restricted Stock or any combination thereof to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the terms and conditions of Grants pursuant to Sections 5, 6 and 7 of the Plan for the purpose of complying with the conditions for qualification of Options, Stock Appreciation Rights or Restricted Stock for favorable treatment under foreign tax laws.

  (b) Notwithstanding any other provision hereof, Options granted under any Supplementary Stock

Plan shall include provisions that conform with Sections 5(a), (b), (c) and (e) and 6(d); Restricted Stock granted under any Supplementary Stock Plan shall include provisions that conform with Sections 7(a) and (b); and subject to
Section 3(b), only the Grant Committee shall have authority to grant Options, Stock Appreciation Rights or Restricted Stock under any Supplementary Stock Plan.

9.  EFFECT OF DEATH OR TERMINATION OF EMPLOYMENT

  (a) If a participating Employee's employment by the Corporation terminates prior to the end of a Performance Cycle under a Performance Plan or the Restricted Period applicable to any Grant of Restricted Stock because of the Employee's (i) death or (ii) retirement not less than one year after the beginning of that Performance Cycle or the date of that Grant under a retirement plan of the Corporation at or after attaining age 62 or accumulating 85 points (or fulfilling such other criteria as may be required for an unreduced early retirement benefit) for purposes of the applicable retirement plan, the amount of the award under the Performance Plan or the number of Shares of Restricted Stock such Employee shall be deemed to have earned shall be the amount or number thereof determined as though such Employee's employment had not terminated prior to the end of the Performance Cycle or Restricted Period.

  (b) If a participating Employee's employment by the Corporation terminates prior to the end of a Performance Cycle under a Performance Plan or the Restricted Period applicable to any Grant of Restricted Stock, for any reason other than death or retirement not less than one year after the beginning of that Performance Cycle or the date of that Grant under a retirement plan of the Corporation at or after attaining age 62 or accumulating 85 points (or fulfilling such other criteria as may be required for an unreduced early retirement benefit) under the applicable retirement plan, such Employee shall be deemed not to have earned any award under the Performance Plan or Shares of Restricted Stock except as and to the extent the Committee (or with the Committee's approval, the committee or person delegated to administer a Performance Plan except insofar as it relates to any Executive Officer), taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may determine, provided that the amount of the award or the number of Shares of Restricted Stock which may be so determined by the Committee to have been earned shall not exceed the amount or number which would have been earned had the provisions of paragraph (a) above been applicable.

  (c) If the employment by the Corporation of a Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights terminates by reason of the Participant's death, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised from and after the date of the Participant's death for a period of three years (or until the expiration date specified in the Grant if earlier) even if any of them was not exercisable at the date of death.

  (d) If a Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights retires under a retirement plan of the Corporation at any time after a portion thereof has become exercisable, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised from and after the date upon which they are first exercisable under that Grant for a period of five years from the date of retirement (or until the expiration date specified in the Grant if earlier), even if any of them was not exercisable at the date of retirement, except that any thereof (i) subject to a Grant made within eighteen months before such retirement or (ii) held by a grantee (or a permitted transferee thereof) who retires before either attaining age 62 or accumulating 85 points (or fulfilling such other criteria as may be required for an unreduced early retirement benefit) for purposes of the applicable retirement plan, may be exercised solely for a period of three years from the date of retirement (or until the expiration date specified in the Grant if earlier) or such shorter period as the Committee may determine within 60 days of a grantee's retirement.

  (e) If the employment by the Corporation of a Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights is terminated for any reason other than death or retirement under a retirement plan of the Corporation, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised only within ninety days after termination of such employment (or until the expiration date specified in the Grant if earlier) and only to the extent the grantee thereof (or a permitted transferee) was entitled to exercise the Options or Stock Appreciation Rights at the time of termination of such employment, unless and except to the extent the Committee may otherwise determine; provided, however, that the Committee shall not in any event permit a longer period of exercise than would have been applicable had the provisions of paragraph (d) above been applicable.

10.  SHARES AVAILABLE

  (a) The total number of Shares which may be delivered in payment and upon exercise of Grants and in payments of awards under Performance Plans shall not exceed 16 million, as adjusted from time to time as herein provided, and the total number of Shares as to which Grants may be made in any one fiscal year of the Corporation shall not exceed 1 1/2% of the total number of Shares outstanding and held in Treasury as of the date of determination. Shares which may be delivered in payment or upon exercise of Grants or in payments of awards under Performance Plans may consist in whole or in part of unissued or reacquired Shares; provided, however, that unless otherwise determined by the Committee, Shares which may be granted as Restricted Stock shall consist only of reacquired shares. Subject to Sections 6(d) and (e), if for any reason Shares as to which an Option has been granted cease to be subject to purchase thereunder or Shares granted as Restricted Stock are forfeited to the Corporation, then such Shares shall again be available under the Plan.

  (b) The total number of Shares subject to Options and Stock Appreciation Rights granted to any one Employee in any one fiscal year of Rockwell under all plans of Rockwell and any parent or subsidiary of Rockwell shall in no event exceed 350,000, as adjusted from time to time as herein provided.

  (c) No Option, Freestanding Stock Appreciation Right or Restricted Stock shall be granted under the Plan or any Supplementary Stock Plan after September 30, 2005, but Options or Stock Appreciation Rights and Restricted Stock granted theretofore may extend beyond that date, and Tandem Stock Appreciation Rights may be granted after that date with respect to Options outstanding on that date.

11.  ADJUSTMENTS

  If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board of Directors may deem appropriate under the circumstances. Such amendments, adjustments and actions may include, without limitation, changes in the number of Shares which may be issued or transferred, in the aggregate or to any one Employee, pursuant to the Plan, the number of Shares subject to outstanding Options and Stock Appreciation Rights and the related price per share; provided, however, that no such amendment, adjustment or action may change the limitation prescribed by
Section 10(b) to a number of Shares that is a greater proportion of the total number of Shares outstanding and held in Treasury as of the effective date of that amendment, adjustment or action than the proportion of the number of Shares prescribed by Section 10(b) to the total number of Shares outstanding and held in Treasury immediately prior thereto.

12.  AMENDMENT AND TERMINATION

  The Committee shall have the power in its discretion to amend, suspend or terminate the Plan or Grants thereunder at any time except that, subject to the provisions of Section 11, (a) without the consent of the person affected, no such action shall cancel or reduce a Grant theretofore made other than as provided for or contemplated in the agreement evidencing the Grant and (b) without the approval of the shareowners of Rockwell, the Committee may not (i) change the class of persons eligible to receive incentive stock options, (ii) increase the number of Shares provided in Section 10(a) or 10(b), (iii) reduce the Option exercise price of any Option below the Fair Market Value on the date such Option was granted or decrease the forfeiture period for any Grant below that permitted under the Plan.

13.  MISCELLANEOUS

  (a) Except as determined by the Committee, no person shall have any claim to receive a Grant or any payment under a Performance Plan, to receive payment in respect of a Grant or under a Performance Plan in any form other than the Committee shall approve or, in circumstances where Section 9 is applicable, to be deemed to have earned any award under a Performance Plan or Shares of Restricted Stock or to be entitled to exercise Options or Stock Appreciation Rights for any particular period after termination of employment. There is no obligation for uniformity of treatment of Employees under the Plan or any Performance Plan. No Employee shall have any right as a Participant or a participant under any Performance Plan to continue in the employ of the Corporation for any period of time or to a continuation of any particular rate of compensation, and the Corporation expressly reserves the right to discharge or change the assignment of any Employee at any time.

  (b) No Option, Stock Appreciation Right or right related to Restricted Stock granted pursuant to the Plan or right to payment of an award under any Performance Plan may be assigned, pledged or transferred except (i) by will or by the laws of descent and distribution; or (ii) in the case of any Grant (other than an Option granted as an incentive stock option) or any right to payment of an award under a Performance Plan, by gift to any member of the Employee's immediate family or to a trust for the benefit of one or more members of the Employee's immediate family, if permitted in the applicable agreement governing that Grant or right to payment; or (iii) as otherwise determined by the Committee. Each Option, Stock Appreciation Right or right related to Restricted Stock shall be exercisable, and each payment of an award under a Performance Plan shall be payable, during the lifetime of the Employee to whom granted or awarded only by or to such Employee, and any payment of an award under a Performance Plan made after the death of a participating Employee entitled thereto shall be paid to the legal representative of the estate or to the designated beneficiary of such Employee, unless in any such case, the Grant or right to payment has been transferred in accordance with the provisions of the applicable agreement governing that Grant or right to payment, to a member of the Employee's immediate family or a trust for the benefit of one or more members of the Employee's immediate family, in which case it shall be exercisable or payable only by or to such transferee (or to the legal representative of the estate or to the heirs or legatees of such transferee). For purposes of this provision, an Employee's "immediate family" shall mean the Employee's spouse and natural, adopted or step-children and grandchildren.

  (c) No person shall have the rights or privileges of a shareowner with respect to Shares subject to an Option, deliverable as a payment, upon exercise of a Stock Appreciation Right or under a Performance Plan until exercise of such Option or Stock Appreciation Right, or delivery as a payment under the Performance Plan.

  (d) No fractional Shares shall be issued or transferred pursuant to the Plan. If the portion of any payment pursuant to the Plan or a Performance Plan, to be made in Shares is not equal to the value of a whole number of Shares, the person entitled thereto shall be paid an amount equal to the Fair Market Value as of the date of exercise of any fractional Share deliverable in respect of exercise of a Stock Appreciation Right and the Fair Market Value as of the date of payment of any fractional Share deliverable in respect of any payment under a Performance Plan.

  (e) The Corporation, the Board of Directors, the Committee, the Grant Committee and the officers of Rockwell shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with the Plan by the independent certified public accountants who audit the Corporation's accounts or others (who may include Employees) whose services are used by the Board of Directors, Committee or Grant Committee in its administration of the Plan.

  (f) Notwithstanding any other provision of the Plan, if a Change of Control (as defined in Article III, Section 15(I)(1) of Rockwell's ByLaws) shall occur, then unless prior to the occurrence thereof, the Board of Directors shall have determined otherwise by vote of at least two-thirds of its members, (i) all Performance Cycles (except those under Perform-ance Plans that do not provide for a Change-of-Control contingency) not then complete shall be deemed completed forthwith, the Performance Objectives therefor shall be deemed to have been attained, and each participating Employee shall be deemed to have earned the maximum amount that could have been earned thereunder; (ii) all Options and any Stock Appreciation Rights then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not otherwise then exercisable; and (iii) the restrictions on all Shares granted as Restricted Stock under the Plan shall forthwith lapse.

  (g) The Corporation shall have the right in connection with the delivery of any Shares in payment of a Grant or a payment under a Performance Plan or upon exercise of an Option to require as a condition of such delivery that the recipient represent that such Shares are being acquired for investment and not with a view to the distribution thereof.

  (h) The Corporation shall have the right in connection with any payment under a Performance Plan, exercise of any Option or Stock Appreciation Right or termination of the Restricted Period for any Restricted Stock, to deduct from any such payment or any other payment by the Corporation, an amount equal to any taxes required by law to be withheld with respect thereto or to require the Employee or other person receiving such payment, effecting such exercise or entitled to Shares and related payments on termination of such Restricted Period, as a condition of and prior to such payment or exercise or delivery of Shares on such termination, to pay to the Corporation an amount sufficient to provide for any such taxes so required to be withheld.

  (i) Unless otherwise determined by the Committee or provided in an agreement between any Employee and the Corporation, for purposes of the Plan an Employee on authorized leave of absence will be considered as being in the employ of the Corporation.

  (j) The Corporation shall bear all expenses and costs in connection with the operation of the Plan, including costs related to the purchase, issue or transfer of Shares, but excluding taxes imposed on any person receiving a payment or delivery of Shares under the Plan or a Performance Plan.

14.  INTERPRETATIONS AND DETERMINATIONS

  The Committee shall have the power from time to time to interpret the Plan, to adopt, amend and rescind rules, regulations and procedures relating to the Plan, to make, amend and rescind determinations under the Plan and to take all other actions that the Committee shall deem necessary or appropriate for the implementation and administration of the Plan. All interpretations, determinations and other actions by the Committee not revoked or modified by the Board of Directors shall be final, conclusive and binding upon all parties.

15.  EFFECTIVE DATE

  Upon approval by the shareowners of Rockwell, the Plan shall become effective as of October 1, 1994.

                                                                       EXHIBIT B

                            DIRECTORS STOCK PLAN OF
                       ROCKWELL INTERNATIONAL CORPORATION

1.  PURPOSE OF THE PLAN

  The purpose of the Directors Stock Plan (the Plan) is to link a portion of the compensation of non-employee directors of Rockwell directly with the interests of the shareowners.

2.  PARTICIPANTS

  Participants in the Plan shall consist of directors of Rockwell who are not employees of Rockwell or any of its subsidiaries (Non-Employee Director). The term "subsidiary" as used in the Plan means a corporation more than 50% of the voting stock of which, or an unincorporated business entity more than 50% of the equity interest in which, shall at the time be owned directly or indirectly by Rockwell.

3.  SHARES RESERVED UNDER THE PLAN

  Subject to the provisions of Section 8 of the Plan, there shall be reserved for delivery under the Plan an aggregate of 75,000 shares of Common Stock of Rockwell (Shares). Shares to be delivered under the Plan may be authorized and unissued Shares, Shares held in treasury or any combination thereof.

4.  ADMINISTRATION OF THE PLAN

  The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors of Rockwell (the Committee). The Committee shall have authority to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.  EFFECTIVE DATE OF THE PLAN

  The Plan shall be submitted to the shareowners of Rockwell for approval at the Annual Meeting of Shareowners to be held on February 1, 1995, or any adjournment thereof, and, if approved by the shareowners, shall become effective on the date and at the time of such approval.

6.  AWARD OF SHARES

  Each Non-Employee Director who is elected a director at any Annual Meeting of Shareowners of Rockwell shall receive an award of 400 Shares effective immediately after that Annual Meeting. Each Non-Employee Director who is elected a director at any meeting of the Board shall receive effective immediately after that meeting an award of 400 Shares if elected after the annual meeting and prior to May 1; an award of 300 Shares if elected between May 1 and July 31; an award of 200 Shares if elected between August 1 and October 31; and an award of 100 Shares if elected between November 1 and the next annual meeting. A participant shall not be required to make any payment for any Shares delivered under the Plan. Upon the delivery of Shares under the Plan, the recipient shall have the entire beneficial ownership interest in, and all rights and privileges of a shareowner as to those Shares, including the rights to vote those Shares and to receive dividends thereon.

7.  RESTRICTION ON TRANSFER OF SHARES

  No Shares received by a participant under the Plan may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of for a period of six months after receipt of those Shares, except in the case of the participant's death or disability during that six-month period.

8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board may deem appropriate under the circumstances.

9.  GOVERNMENT AND OTHER REGULATIONS

  The obligations of Rockwell to deliver Shares under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended, and (ii) the condition that such shares shall have been duly listed on the New York Stock Exchange.

10.  AMENDMENT AND TERMINATION OF THE PLAN

  The Plan may be amended by the Board in any respect, provided that, without shareowner approval, no amendment shall (i) materially increase the maximum number of shares of Common Stock available for delivery under the Plan (other than adjustments pursuant to Section 8 hereof), (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, and provided, further, that Section 6 of the Plan may not be amended more than once every six months except to comport with the changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Securities Act, as amended, or the regulations under either thereof. The Plan may also be terminated at any time by the Board.

11.  MISCELLANEOUS

  (a) Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with Rockwell.

  (b) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

                                     PROXY

                       ROCKWELL INTERNATIONAL CORPORATION

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints D.R. Beall and W.S. Sneath, jointly and severally, proxies, with full power of substitution, to vote shares of capital stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners to be held at the Doubletree Hotel, Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California, on February 1, 1995, or any adjournment thereof; such proxies being directed to vote as specified or, if no specification is made, FOR the election of directors and FOR proposals (b), (c) and (d), and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

    TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN AND DATE THE OTHER SIDE; NO BOXES NEED TO BE CHECKED.
Comments:

         (If you have written in the above space, please mark the "Comments" box on the other side)

                                 (continued and to be signed, on the other side)

                                                                                                            *******************
  __________ ACCOUNT KEY __________                                                                         * Comments Noted  *
                                                                                                            * on Reverse Side *
                                                                                                            *                 *
                                                                                                            *        O        *
                                                                                                            *                 *
                                                                                                            *******************

WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE ELECTION OF DIRECTORS AND FOR
PROPOSALS (b), (c) AND (d), AND WILL VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
THE MEETING.

                  (a)                                  THE BOARD OF DIRECTORS RECOMMENDS VOTES                        (b)
     The election of directors                                FOR (a), (b), (c) AND (d).                         The selection
    FOR                WITHHOLD           Nominees: L. Allen, D.R. Beall, R.M. Bressler, J.J. Creedon,            of auditors
all nominees       AUTHORITY to vote      R.C. Duke, J.L. Estrin, W.H. Gray, J.C. LaForce, W.T. McCormick,
   listed       for all nominees listed   J.D. Nichols, B.M. Rockwell, W.S. Sneath and J.F. Toot.            FOR    AGAINST  ABSTAIN
                                          (Instruction: To withhold authority to vote for any individual
    [X]                 [X]               nominee, write that nominee's name in the space provided below.)   [X]      [X]      [X]
                                          ________________________________________________________________

                  (c)                                (d)
         Approve 1995 Long-Term           Approve Directors Stock Plan
             Incentives Plan

       FOR      AGAINST    ABSTAIN         FOR      AGAINST    ABSTAIN
                                                                            In signing as attorney, executor, administrator, trustee
       [X]        [X]        [X]           [X]        [X]        [X]        or guardian, please give full title as such, and, if
                                                                            signing for a corporation, please give your title. When
                                                                            shares are in the name of more than one person each
                                                                            should sign the proxy.

                                                                            Dated: _________________________________________ , 1995

                                                                            _______________________________________________________
                                                                                                  (Signature)

                                                                            _______________________________________________________
                                                                                          (Signature if held jointly)

                                                                            PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                                                                            USING THE ENCLOSED ENVELOPE.

             PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
             PROCESSING EQUIPMENT WILL RECORD YOUR VOTES

FIRST                                          FIRST INTERSTATE BANK
INTERSTATE                                     OF CALIFORNIA
Bank                                           707 Wilshire Boulevard, W10-1
                                               Los Angeles, CA 90017

December 28, 1994

TO: PARTICIPANTS IN THE ROCKWELL INTERNATIONAL CORPORATION SAVINGS PLAN

You have recently been mailed a copy of the Rockwell International Corporation 1994 Annual Report.

Enclosed is a copy of the Rockwell International Corporation Letter to Shareowners, Notice of 1995 Annual Meeting and Proxy Statement, together with a Direction Card and a return envelope.

The enclosed Direction Card should be used to instruct us with respect to our voting of the shares which we are holding for your account in the Rockwell International Corporation Savings Plan.

Please sign, date and return the Direction Card in the enclosed pre-addressed stamped envelope by January 27, 1995 so that we may vote the shares of Rockwell International that we hold for your account in the way you choose. If you do not complete and return the enclosed Direction Card by the above date, First Interstate Bank of California, as Trustee, will vote such shares as it deems proper.

Susana R. Ryan
Vice President

Enclosures

                                DIRECTION CARD

               ROCKWELL INTERNATIONAL CORPORATION SAVINGS PLAN

               TO: FIRST INTERSTATE BANK OF CALIFORNIA, TRUSTEE

    You are hereby directed to vote, with respect to the proposals listed below, the number of shares of Rockwell International Common Stock and Class A Common Stock held for my account in the Rockwell International Savings Plan at the Annual Meeting of Shareowners of Rockwell International Corporation to be held at the Doubletree Hotel, Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California, on February 1, 1995, and at any adjournment thereof, as follows:

    TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN AND DATE THE OTHER SIDE; NO BOXES NEED TO BE CHECKED.

                                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)




                                                          *****************
                                                          *  NO POSTAGE   *
                                                          *   NECESSARY   *
                                                          *   IF MAILED   *
                                                          *    IN THE     *
                                                          * UNITED STATES *
                                                          *****************
                                                          -----------------
   ************************************************       -----------------
   * BUSINESS REPLY MAIL                          *       -----------------
   * FIRST CLASS  PERMIT NO. 6796  PITTSBURGH, PA *       -----------------
   ************************************************       -----------------
     POSTAGE WILL BE PAID BY ADDRESSEE                    -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
     OFFICE OF SECRETARY                                  -----------------
     ROCKWELL INTERNATIONAL CORPORATION                   -----------------
     625 LIBERTY AVENUE
     PITTSBURGH, PA 15222-9634

  __________ ACCOUNT KEY __________




IN THE ABSENCE OF AN EXPRESSED DIRECTION, THE TRUSTEE WILL VOTE ON THE LISTED PROPOSALS AND, IN ADDITION, ON OTHER BUSINESS WHICH
MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF AS IT DEEMS PROPER.

                (a)                                    THE BOARD OF DIRECTORS RECOMMENDS VOTES                        (b)
     The election of directors                                FOR (a), (b), (c) AND (d).                         The selection
    FOR                WITHHOLD           Nominees: L. Allen, D.R. Beall, R.M. Bressler, J.J. Creedon,            of auditors
all nominees       AUTHORITY to vote      R.C. Duke, J.L. Estrin, W.H. Gray, J.C. LaForce, W.T. McCormick,
   listed       for all nominees listed   J.D. Nichols, B.M. Rockwell, W.S. Sneath and J.F. Toot.            FOR    AGAINST  ABSTAIN
                                          (Instruction: To withhold authority to vote for any individual
    [X]                 [X]               nominee, write that nominee's name in the space provided below.)   [X]      [X]      [X]
                                          ________________________________________________________________

                (c)                                  (d)
       Approve 1995 Long-Term             Approve Directors Stock Plan
           Incentives Plan

     FOR      AGAINST    ABSTAIN           FOR      AGAINST    ABSTAIN

     [X]        [X]        [X]             [X]        [X]        [X]
                                                                                   In signing as attorney, executor, administrator,
                                                                                   trustee or guardian, please give full title as
                                                                                   such.

                                                                                   Dated: __________________________________ , 1995

                                                                                   ________________________________________________
                                                                                                     (Signature)

                                                                                   PLEASE SIGN, DATE, AND RETURN THE DIRECTION CARD
                                                                                   PROMPTLY USING THE ENCLOSED ENVELOPE.

                  PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES

     [LOGO]
                            ADMITTANCE CARD REQUEST

     If you plan to attend the Annual Meeting of Shareowners to be held on February 1, 1995, this form may be used to request an admittance card. Please fill in your name(s) and address and promptly return the form. The envelope provided for return of your direction card may be used for this purpose or you may tear off this business reply card and drop it in the U.S. mail. Upon receipt of your request and verification of your share ownership, an admittance card will be sent to you.

     I/we plan to attend the meeting.


Name(s) ______________________________________________________________________
                              Please Print or Type

Street Address _______________________________________________________________


City ____________________ State ___________________ Zip Code _________________

FIRST                                          FIRST INTERSTATE BANK
INTERSTATE                                     OF CALIFORNIA
Bank                                           707 Wilshire Boulevard, W10-1
                                               Los Angeles, CA 90017

December 28, 1994

TO: PARTICIPANTS IN THE ROCKWELL INTERNATIONAL CORPORATION SAVINGS PLAN FOR
    CERTAIN REPRESENTED HOURLY EMPLOYEES

You have recently been mailed a copy of the Rockwell International Corporation 1994 Annual Report.

Enclosed is a copy of the Rockwell International Corporation Letter to Shareowners, Notice of 1995 Annual Meeting and Proxy Statement, together with a Direction Card and a return envelope.

The enclosed Direction Card should be used to instruct us with respect to the voting of the shares held in your Savings Plan account by Mellon Bank, N.A., Savings Plan trustee.

Please sign, date and return the Direction Card in the enclosed pre-addressed envelope by January 27, 1995 so that we may report to Mellon Bank your instructions as to the voting of your Savings Plan shares. If you do not complete and return the enclosed Direction Card by the above date, Mellon Bank is required to vote your shares in the same proportion as directions received from all other participants.

Susana R. Ryan
Vice President

Enclosures

                                DIRECTION CARD

            ROCKWELL INTERNATIONAL CORPORATION HOURLY SAVINGS PLAN

                   TO: FIRST INTERSTATE BANK OF CALIFORNIA

    You are hereby directed to report to Mellon Bank, N.A., Savings Plan Trustee, to vote, with respect to the proposals listed below, the number of shares of Rockwell International Common Stock and Class A Common Stock held for my account in the Rockwell International Savings Plan for Certain Represented Hourly Employees at the Annual Meeting of Shareowners of Rockwell International Corporation to be held at the Doubletree Hotel, Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California, on February 1, 1995, and at any adjournment thereof, as follows:

    TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN AND DATE THE OTHER SIDE; NO BOXES NEED TO BE CHECKED.

                                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)



                                                          *****************
                                                          *  NO POSTAGE   *
                                                          *   NECESSARY   *
                                                          *   IF MAILED   *
                                                          *    IN THE     *
                                                          * UNITED STATES *
                                                          *****************
                                                          -----------------
   ************************************************       -----------------
   * BUSINESS REPLY MAIL                          *       -----------------
   * FIRST CLASS  PERMIT NO. 6796  PITTSBURGH, PA *       -----------------
   ************************************************       -----------------
     POSTAGE WILL BE PAID BY ADDRESSEE                    -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
                                                          -----------------
     OFFICE OF SECRETARY                                  -----------------
     ROCKWELL INTERNATIONAL CORPORATION                   -----------------
     625 LIBERTY AVENUE
     PITTSBURGH, PA 15222-9634

  __________ ACCOUNT KEY __________




IN THE ABSENCE OF AN EXPRESSED DIRECTION, THE TRUSTEE WILL VOTE ON THE LISTED PROPOSALS PROPORTIONATELY IN THE SAME MANNER AS THE
TRUSTEE VOTES SHARES AS TO WHICH IT HAS RECEIVED EXPRESS DIRECTIONS FROM OTHER PARTICIPANTS AND WILL VOTE ON OTHER BUSINESS WHICH
MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF AS IT DEEMS PROPER.

                (a)                                    THE BOARD OF DIRECTORS RECOMMENDS VOTES                        (b)
     The election of directors                                FOR (a), (b), (c) AND (d).                         The selection
    FOR                WITHHOLD           Nominees: L. Allen, D.R. Beall, R.M. Bressler, J.J. Creedon,            of auditors
all nominees       AUTHORITY to vote      R.C. Duke, J.L. Estrin, W.H. Gray, J.C. LaForce, W.T. McCormick,
   listed       for all nominees listed   J.D. Nichols, B.M. Rockwell, W.S. Sneath and J.F. Toot.            FOR    AGAINST  ABSTAIN
                                          (Instruction: To withhold authority to vote for any individual
    [X]                 [X]               nominee, write that nominee's name in the space provided below.)   [X]      [X]      [X]
                                          ________________________________________________________________

                (c)                                  (d)
       Approve 1995 Long-Term             Approve Directors Stock Plan
           Incentives Plan

     FOR      AGAINST    ABSTAIN           FOR      AGAINST    ABSTAIN

     [X]        [X]        [X]             [X]        [X]        [X]
                                                                                   In signing as attorney, executor, administrator,
                                                                                   trustee or guardian, please give full title as
                                                                                   such.

                                                                                   Dated: __________________________________ , 1995

                                                                                   ________________________________________________
                                                                                                     (Signature)

                                                                                   PLEASE SIGN, DATE, AND RETURN THE DIRECTION CARD
                                                                                   PROMPTLY USING THE ENCLOSED ENVELOPE.

                  PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES

     [LOGO]
                            ADMITTANCE CARD REQUEST

     If you plan to attend the Annual Meeting of Shareowners to be held on February 1, 1995, this form may be used to request an admittance card. Please fill in your name(s) and address and promptly return the form. The envelope provided for return of your proxy card may be used for this purpose or you may tear off this business reply card and drop it in the U.S. mail. Upon receipt of your request and verification of your share ownership, an admittance card will be sent to you.

     I/we plan to attend the meeting.


Name(s) ______________________________________________________________________
                              Please Print or Type

Street Address _______________________________________________________________


City ____________________ State ___________________ Zip Code _________________